                                                                   EXHIBIT 10.47

================================================================================

                                    EXECUTION





                                 LOAN AGREEMENT




                           Dated as of March 18, 1999



                                      among



                         COAST HOTELS AND CASINOS, INC.

                                  as Borrower,



                         The Lenders referred to herein

                                       and



             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                             as Administrative Agent


================================================================================

                                TABLE OF CONTENTS

                                                                                       Page
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
Article 1 DEFINITIONS AND ACCOUNTING TERMS................................................1
        1.1    Defined Terms..............................................................1
        1.2    Use of Defined Terms......................................................29
        1.3    Accounting Terms..........................................................30
        1.4    Rounding..................................................................30
        1.5    Exhibits and Schedules....................................................30
        1.6    References to "and its Subsidiaries"......................................30
        1.7    References to Times.......................................................30
        1.8    Miscellaneous Terms.......................................................30

Article 2 LOANS..........................................................................31
        2.1    Loans-General.............................................................31
        2.2    Base Rate Loans...........................................................32
        2.3    LIBOR Loans...............................................................32
        2.4    Letters of Credit.........................................................33
        2.5    Voluntary Reduction of Commitment.........................................37
        2.6    Scheduled Mandatory Reductions of Commitment..............................37
        2.7    Other Mandatory Reductions of Commitment..................................37
        2.8      Optional Increases to the Commitment....................................37
        2.9    Administrative Agent's Right to Assume Funds Available for Advances.......39
        2.10   Swing Line................................................................39

Article 3 PAYMENTS AND FEES..............................................................42
        3.1    Principal and Interest....................................................42
        3.2    Upfront Fees..............................................................43
        3.3    Commitment Fees...........................................................43
        3.4    Letter of Credit Fees.....................................................43
        3.5    Agency Management Fees....................................................44
        3.6    Construction Services Fees................................................44
        3.7    Increased Commitment Costs................................................44
        3.8    LIBOR Costs and Related Matters...........................................45
        3.9    Late Payments.............................................................48
        3.10   Computation of Interest and Fees..........................................48
        3.11   Non-Banking Days..........................................................49
        3.12   Manner and Treatment of Payments..........................................49
        3.13   Funding Sources...........................................................50
        3.14   Failure to Charge Not Subsequent Waiver...................................50
        3.15   Administrative Agent's Right to Assume Payments Will be Made by Borrower..50
        3.16   Fee Determination Detail..................................................51

                                                                                       Page
                                                                                       ----
        3.17   Survival..................................................................51

Article 4 REPRESENTATIONS AND WARRANTIES.................................................52
        4.1    Existence and Qualification; Power; Compliance With Laws .................52
        4.2    Authority; Compliance With Other Agreements and Instruments and
                Government Regulations...................................................52
        4.3    No Governmental Approvals Required........................................53
        4.4    Subsidiaries..............................................................53
        4.5    Financial Statements......................................................53
        4.6    No Material Adverse Changes...............................................53
        4.7    Title to Property.........................................................53
        4.8    Intangible Assets.........................................................54
        4.9    Public Utility Holding Company Act........................................54
        4.10   Litigation................................................................54
        4.11   Binding Obligations.......................................................54
        4.12   No Default................................................................54
        4.13   ERISA.....................................................................55
        4.14   Regulations T, U and X; Investment Company Act............................55
        4.15    Disclosure...............................................................55
        4.16   Tax Liability.............................................................55
        4.17   Projections...............................................................56
        4.18   Hazardous Materials.......................................................56
        4.19   Gaming Laws...............................................................56
        4.20   Security Interests........................................................56

Article 5 AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND
        REPORTING REQUIREMENTS)..........................................................58
        5.1    Payment of Taxes and Other Potential Liens................................58
        5.2    Preservation of Existence.................................................58
        5.3    Maintenance of Properties.................................................58
        5.4    Maintenance of Insurance..................................................58
        5.5    Compliance With Laws......................................................59
        5.6    Inspection Rights - Completion of Construction............................59
        5.7    Keeping of Records and Books of Account...................................59
        5.8    Compliance With Agreements................................................59
        5.9    Use of Proceeds...........................................................60
        5.10   Hazardous Materials Laws..................................................60
        5.11   Retirement of Debt........................................................60
        5.12   Pledge of Stock...........................................................60
        5.13   Sale of Barbary Coast.....................................................60
        5.14   Merger of Coast West......................................................61

Article 6 NEGATIVE COVENANTS.............................................................62

                                                                                       Page
                                                                                       ----
        6.1    Prepayment of Indebtedness................................................62
        6.2    Payment of Subordinated Obligations and the Former Partner Debt...........62
        6.3    Disposition of Property...................................................62
        6.4    Hostile Tender Offers.....................................................63
        6.5    Mergers...................................................................64
        6.6    Distributions.............................................................64
        6.7    ERISA.....................................................................65
        6.8    Change in Nature of Business..............................................65
        6.9    Liens, Negative Pledges and Rights of Others..............................66
        6.10   Indebtedness and Contingent Obligations...................................66
        6.11   Transactions with Affiliates..............................................67
        6.12   Senior Leverage Ratio.....................................................68
        6.13   Total Leverage Ratio......................................................68
        6.14   Fixed Charge Coverage Ratio...............................................68
        6.15   Capital Expenditures......................................................68
        6.16   Acquisitions and Investments..............................................69
        6.17   New Subsidiaries..........................................................70
        6.18   Changes to Certain Obligations............................................70
        6.19   Construction of the New Project...........................................70

Article 7 INFORMATION AND REPORTING REQUIREMENTS.........................................74
        7.1    Financial and Business Information........................................74
        7.2    Compliance Certificates...................................................76

Article 8 CONDITIONS.....................................................................77
        8.1    Initial Advances on the Closing Date......................................77
        8.2    Any Advance...............................................................80
        8.3    Conditions to Increase in Commitment......................................81
        8.4    Conditions to Advances....................................................84

Article 9 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT...........................85
        9.1    Events of Default.........................................................85
        9.2    Remedies Upon Event of Default............................................87

Article 10 THE ADMINISTRATIVE AGENT......................................................91
        10.1   Appointment and Authorization.............................................91
        10.2   Administrative Agent and Affiliates.......................................91
        10.3   Proportionate Interest in any Collateral..................................91
        10.4   Lenders' Credit Decisions.................................................92
        10.5   Action by Administrative Agent............................................92
        10.6   Liability of Administrative Agent.........................................93
        10.7   Indemnification...........................................................94
        10.8   Successor Administrative Agent............................................94

                                                                                       Page
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
        10.9   Foreclosure on Collateral.................................................95
        10.10  No Obligations of Borrower................................................95
        10.11  Permitted Release of Collateral...........................................96

Article 11 MISCELLANEOUS.................................................................97
        11.1   Cumulative Remedies; No Waiver............................................97
        11.2   Amendments; Consents......................................................97
        11.3   Costs, Expenses and Taxes.................................................98
        11.4   Nature of Lenders' Obligations............................................99
        11.5   Survival of Representations and Warranties................................99
        11.6   Notices...................................................................99
        11.7   Execution of Loan Documents...............................................99
        11.8   Binding Effect; Assignment...............................................100
        11.9   Right of Setoff..........................................................102
        11.10  Sharing of Setoffs.......................................................102
        11.11  Indemnity by Borrower....................................................103
        11.12  Nonliability of the Lenders..............................................104
        11.13  No Third Parties Benefited...............................................105
        11.14  Confidentiality..........................................................105
        11.15  Further Assurances.......................................................105
        11.16  Integration..............................................................105
        11.17  Governing Law............................................................106
        11.18  Severability of Provisions...............................................106
        11.19  Headings.................................................................106
        11.20  Time of the Essence......................................................106
        11.21  Foreign Lenders and Participants.........................................106
        11.22  Hazardous Material Indemnity.............................................107
        11.23  Gaming Boards............................................................108
        11.24  Waiver of Right to Trial by Jury.........................................108
        11.25  Purported Oral Amendments................................................108

Schedules and Exhibits

Schedule 1.1  Lender Commitments
Schedule 4.3  Governmental Approvals
Schedule 4.8  Intangible Assets
Schedule 4.18 Hazardous Materials
Schedule 6.9  Existing Liens
Schedule 6.10 Existing Indebtedness
Schedule 6.16 Existing Investments

Exhibit A  -  Assignment Agreement
Exhibit B  -  Compliance Certificate
Exhibit C  -  Note
Exhibit D  -  Request for Letter of Credit
Exhibit E  -  Request for Loan

                                 LOAN AGREEMENT

                           Dated as of March 18, 1999


        This Loan Agreement ("Agreement") is entered into by and among Coast Hotels and Casinos, Inc., a Nevada corporation ("Borrower"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Sections 2.8 or 11.8 (collectively, the "Lenders" and individually, a "Lender") and Bank of America National Trust and Savings Association, as Administrative Agent.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    Article 1
                        DEFINITIONS AND ACCOUNTING TERMS


                1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

                "10-7/8% Indenture" means the Indenture, dated as of November 21, 1997, under which was issued Borrower's 10-7/8% First Mortgage Notes Due 2001.

                "10-7/8% First Mortgage Debt" means the Indebtedness outstanding under the 10-7/8% Indenture.

                "13% Indenture" means the Indenture, dated as of January 30, 1996, under which was issued Borrower's 13% First Mortgage Notes Due 2002.

                "13% First Mortgage Debt" means the Indebtedness outstanding under the 13% Indenture.

                "1999 Indenture" means the Indenture, dated as of the Closing Date, under which Borrower's 9.5% Senior Subordinated Notes Due 2009 are to be issued substantially contemporaneously with the Closing Date.

                "1999 Senior Subordinated Debt" means the Indebtedness outstanding under the 1999 Indenture.

                "Acquisition" means any transaction, or any series of related transactions, by which Borrower directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquires control of a 50% or more ownership interest in any partnership, limited liability company or joint venture.

                "Administrative Agent" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

                "Administrative Agent's Office" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

                "Advance" means any advance made or to be made by any Lender to Borrower as provided in Article 2, and includes each Base Rate Advance and each LIBOR Advance.

                "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

                "Aggregate Effective Amount" means, as of any date of determination and with respect to all Letters of Credit, the sum of (a) the aggregate effective face amounts of all outstanding Letters of Credit plus (b) the aggregate amounts paid by the Issuing Lender under Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.4(d) and not then the subject of Advances made pursuant to Section 2.4(e).

                "Agreement" means this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit A.

                "Bank of America" means Bank of America National Trust and Savings Association, its successors and assigns.

                "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in California or Nevada.

                "Barbary Coast" means the Barbary Coast hotel and casino located at the intersection of Flamingo Road and Las Vegas Boulevard in Las Vegas, Nevada.

                "Barbary Coast Ground Lease" means that certain Lease Agreement dated May 1, 1992 by and between Empey Enterprises, a Nevada general partnership, as landlord, and Barbary Coast Hotel & Casino, a Nevada general partnership, as tenant, as assigned to the Borrower.

                "Barbary Coast Parking Lease" means that certain Lease dated November 1, 1982 by and between Nevada Power Company, a Nevada corporation, as landlord, and Barbary Coast Hotel and Casino, a Nevada general partnership, as tenant, as assigned to the Borrower.

                "Barbary Coast Property" means the approximately 4 acres of real property which is the subject of the Barbary Coast Ground Lease and the Barbary Coast Parking Lease.

                "Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1%.

                "Base Rate Advance" means an Advance made hereunder and specified to be a Base Rate Advance in accordance with Article 2.

                "Base Rate Loan" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Article 2.

                "Base Rate Margin" means, for each Pricing Period, the percentage set forth opposite the Total Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing Period:


Total Leverage Ratio                       Base Rate Margin
--------------------                       ----------------
Greater than or equal to 4.50:1.00           1.50%

Less than 4.50:1.00 but greater              1.25%
than or equal to 4.00:1.00

Less than 4.00:1.00 but greater              0.75%
than or equal to 3.50:1.00

Less than 3.50:1.00 but greater              0.50%
than or equal to 3.00:1.00

Less than 3.00:1.00 but greater              0.25%
than or equal to 2.50:1.00

Less than 2.50:1.00                          0.00%


                "Borrower" means Coast Hotels and Casinos, Inc., a Nevada corporation, its successors and permitted assigns.

                "Budget" means the budget for design, development and construction of the New Project submitted to and approved by the Administrative Agent and the Lenders pursuant to Section 8.3, as amended in accordance with Section 6.19 of this Agreement.

                "Capital Expenditure" means any expenditure that is considered a capital expenditure under Generally Accepted Accounting Principles, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation.

                "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

                "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

                "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

                        (a) Government Securities due within one year after the date of the making of the Investment;

                        (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group, in each case due within one year from the making of the Investment;

                        (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment;

                        (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment; and

                        (e) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group, in each case due within 90 days after the date of the making of the Investment.

                "Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

                "Change of Control" means the occurrence of any of the following:

                        (a) individuals who on the Closing Date constituted the Board of Directors of Coast Resorts or Borrower (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election by the Board of Directors for election by the Coast Resorts' or Borrower's stockholders was approved by a vote of at least a majority of the directors then still in office who were either members of the Board of Directors of Coast Resorts or Borrower, as applicable, on the

        Closing Date or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                (b) prior to the consummation of Coast Resorts' first Public Equity Offering, (i) Michael J. Gaughan and his Related Parties cease to be the "beneficial owners" (as such term is defined Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")) in the aggregate of at least 25% of the Voting Stock of Coast Resorts, or
        (ii) any Person or "group" (as used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined above) directly or indirectly, of more of the Voting Stock of Coast Resorts than is beneficially owned by the Principals and their Related Parties;

                (c) after the consummation of Coast Resorts' first Public Equity Offering any Person or group (as defined above), other than the Principals or their Related Parties, becomes the beneficial owner (as defined above), directly or indirectly, of (A) more than 40% of the Voting Stock of Coast Resorts, and (B) more of the Voting Stock of Coast Resorts than is at that time "beneficially owned" by the Principals and their Related Parties in the aggregate, provided that in each case there shall be excluded from the percentage of Voting Stock held by any group, the Voting Stock owned by any Principal and his Related Parties who are deemed to be members of that group, provided that such Principal and his Related Parties own a majority of the total Voting Stock of Coast Resorts held by such group; or

                (d) any event which constitutes a "Change of Control" or "Change in Control" or similar event with respect to Indebtedness of Coast Resorts or any of its Subsidiaries in a principal amount which is in excess of $5,000,000, in the aggregate which permits the holders thereof to accelerate the maturity of such Indebtedness or require the prepayment thereof prior to the stated or final maturity thereof.

                "Closing Date" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Closing Date.

                "Coast Resorts" means Coast Resorts, Inc., a Nevada corporation and direct parent corporation of Borrower.

                "Coast Resorts Pledge Agreement" means a pledge agreement to executed and delivered by Coast Resorts in accordance with Section 5.12, in a form solely acceptable to the Administrative Agent, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted. The collateral to be subject to the Coast Resorts Pledge Agreement includes, without limitation, all capital stock in Borrower and all other Subsidiaries of Coast Resorts.

                "Coast Resorts Security Agreement" means a security agreement executed and delivered by Coast Resorts as of the Closing Date in accordance with Section 8.1, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                "Collateral" means all of the collateral covered by the Collateral Documents.

                "Collateral Documents" means, collectively, the Security Agreement, the Coast Resorts Security Agreement, Coast Resorts Pledge Agreement, the Deeds of Trust, the Guaranty, the Trademark Assignment and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Coast Resorts, Borrower or any other Obligor to secure the Obligations.

                "Commitment" means, subject to any increase or decrease in the amount thereof pursuant to Sections 2.5, 2.6, 2.7 or 2.8, $75,000,000. As of the Closing Date, the Commitments of the Lenders are set forth on
        Schedule 1.1.

                "Commitment Fee Rate" means, for each Pricing Period, the percentage set forth opposite the Total Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing Period:


Total Leverage Ratio                       Commitment Fee Rate
--------------------                       -------------------
Greater than or equal to 3.50:1.00            0.500%

Less than 3.50:1.00 but greater               0.375%
than or equal to 2.50:1.00

Less than 2.50:1.00                           0.300%

                "Commitment Increase Date" means the effective date of any increase in the Commitment in accordance with Sections 2.8 and 8.3.

                "Completion Date" means a date specified by Borrower and approved by Lenders pursuant to Section 8.3 for completion of the New Project.

                "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Senior Officer of Borrower.

                "Construction Progress Report" means a report prepared by CSC or its designated representative in a form which is reasonably acceptable to the Borrower and the Administrative Agent.

                "Contingent Obligation" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the condition or maintenance of the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation, any interest rate swap agreement, forward contract or other arrangement of such Person, or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

                "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                "Creditors" means, collectively, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders.

                "CSC" means a Construction Services Consultant designated by the Administrative Agent and reasonably acceptable to Borrower.

                "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                "Deeds of Trust" means the Orleans Deed of Trust, the Gold Coast Deed of Trust and the New Project Deed of Trust, and each other mortgage or deed of trust hereafter delivered pursuant to Section 8.3 or otherwise under this Agreement.

                "Default" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

                "Default Rate" means the interest rate prescribed in Section
        3.9.

                "Designated Eurodollar Market" means, with respect to any LIBOR Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Lenders.

                "Disbursement Account" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent.

                "Disposition" means the voluntary sale, transfer or other disposition of any asset of Borrower or any of its Subsidiaries other than (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or its Subsidiaries, (b) equipment (including any aircraft) sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or its Subsidiaries, (c) leases of retail space by Borrower, as lessor, in the ordinary course of the business of Borrower and in a manner consistent with other similar hotel-casinos, (d) a disposition to Borrower or any of its Subsidiaries, and (e) Distributions permitted by Section 6.6. Unless and to the extent expressly set forth in this definition, neither the granting of a Lien or Right of Others otherwise permitted hereunder nor the making of any Investment permitted by Section 6.16 shall be considered a Disposition.

                "Distribution" means, with respect to shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase, or other acquisition for Cash or for Property by such Person of any such security, (ii) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution, and (iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

                "Dollars" or "$" means United States dollars.

                "EBITDA" means, for any fiscal period, the sum of (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus (c) any extraordinary gain reflected in such Net Income, plus (d) Interest Expense for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of Coast Resorts and its Subsidiaries for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses for that period including all non-cash rent expense, plus (g) expenses classified as "pre-opening expenses" on the applicable financial statements of Coast Resorts or its Subsidiaries for that period, in each case determined in accordance with Generally Accepted Accounting Principles and, in the case of items (d), (e), (f) and (g), only to the extent deducted in the determination of Net Income for that period, provided that for each of the first three full Fiscal Quarters following the Opening, operating results of the New Project will be annualized on a straight line basis.

                "Eligible Assignee" means, (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any
        (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that (I) each Eligible Assignee must either
        (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and
        (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21 and (II) to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Boards.

                "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                "Eurodollar Base Rate" means, with respect to any LIBOR Loan, the interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by the Administrative Agent to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two Market Days before the first day of the applicable Interest Period in an aggregate amount approximately equal to the amount of the Advance made by the Bank of America with respect to such LIBOR Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of the LIBOR Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

                "Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                "Eurodollar Obligations" means eurocurrency liabilities, as defined in Regulation D.

                "Event of Default" shall have the meaning provided in Section
        9.1.

                "Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as it may be amended from time to time.

                "Fiscal Quarter" means the fiscal quarter of Borrower consisting of a three-month fiscal period ending on each March 31, June 30, September 30 and December 31.

                "Fiscal Year" means the fiscal year of Borrower consisting of a twelve-month period ending on each December 31.

                "Fixed Charge Coverage Ratio" means, as of any Fiscal Quarter end, the ratio of (a) EBITDA for the four Fiscal Quarters then ending to
        (b) the sum of (i) required payments of principal and interest and mandatory prepayments made in Cash by Coast Resorts and its Subsidiaries with respect to Indebtedness (other than mandatory prepayments made with respect to the Obligations) made during such four Fiscal Quarter period,
        (ii) Maintenance Capital Expenditures made during the same period (other than those which are financed pursuant to Section 6.10(c)), (iii) taxes paid or payable in cash with respect to income of Coast Resorts and its Subsidiaries during the same period (including any Permitted Tax Distributions), and (iv) Distributions made during that period pursuant to Section 6.6(d).

                "Former Partner Debt" means Borrower's 7.5% subordinated notes due December 31, 2001 issued to certain former partners of the Barbary Coast Hotel and Casino, a Nevada general partnership, and Gold Coast Hotel and Casino, Nevada limited partnership, the principal amount of which are $1,975,000 as of the Closing Date.

                "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Coast Resorts and its Subsidiaries within its jurisdiction.

                "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Coast Resorts and its Subsidiaries within its jurisdiction.

                "Generally Accepted Accounting Principles" means accounting principles, as in effect on the Closing Date, as (a) set forth as generally accepted in the currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in the currently effective Statements of the Financial Accounting Standards Board or (c) that are approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                "Gold Coast" means the Gold Coast hotel, casino and entertainment complex located at 4000 West Flamingo Road, Las Vegas, Nevada.

                "Gold Coast Deed of Trust" means the Deed of Trust, Assignment of Rents and Fixture Filing executed and delivered by Borrower in favor of the Lenders as of the Closing Date in accordance with Section 8.1 with respect to the Gold Coast Property, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                "Gold Coast Property" means the approximately 25 acres of real property on which the Gold Coast is located.

                "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, or (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

                "Guarantors" means, collectively, Coast Resorts, each Subsidiary of Coast Resorts (other than Borrower) which exists as of the Closing Date, and each other direct or indirect Subsidiary of Coast Resorts which hereafter becomes a Guarantor pursuant to Section 6.17.

                "Guaranty" means the unconditional guaranty or guaranties of the Obligations delivered by Guarantors, either as originally executed or as it may from time to time be supplemented, modified, amended, or supplanted.

                "Hazardous Materials" means substances regulated as hazardous substances pursuant to (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as hazardous or toxic wastes or pollutants pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or (b) any other Law regulating hazardous substances or hazardous or toxic wastes or pollutants or regulating the generation, use, storage, treatment, handling or transportation of any such substances, in each case as such Laws are amended from time to time.

                "Hazardous Materials Laws" means all federal, state or local laws, ordinances, rules or regulations governing the disposal, transfer, generation, storage or treatment of Hazardous Materials applicable to any of the Real Property.

                "Indebtedness" means, as to any Person (without duplication),
        (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms), including any Contingent Obligation for any such indebtedness,
        (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under a Swap Agreement.

                "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

                "Interest Differential" means, with respect to any prepayment of a LIBOR Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a LIBOR Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable (or, with respect to a failure to borrow, the interest rate which would have been payable) pursuant to Section 3.1(c) with respect to the LIBOR Loan minus (b) the LIBOR on, or as near as practicable to, the date of the prepayment or failure to borrow for a LIBOR Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the LIBOR Loan so prepaid or which would have been borrowed on such date.

                "Interest Expense" means, as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                "Interest Period" means, as to each LIBOR Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months thereafter, as specified by Borrower in the applicable Request for Loan; provided that:

                        (a) The first day of any Interest Period shall be a Market Day;

                        (b) Any Interest Period that would otherwise end on a day that is not a Market Day shall be extended to the next succeeding Market Day unless such Market Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Market Day;

                        (c) Borrower may not specify an Interest Period that extends beyond any Reduction Date unless the sum of (i) the aggregate principal amount of the LIBOR Loans having a Interest Period ending after such Reduction Date plus (ii) the aggregate maximum amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.6); and

                        (d) No Interest Period shall extend beyond the Maturity Date.

                "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                "Issuing Lender" means Bank of America National Trust and Savings Association, or any successor thereto.

                "Laws" means, collectively, all federal, state and local statutes, rules, regulations, ordinances, codes and administrative or judicial precedents, or other matters having the force of law and binding upon the parties hereto.

                "Lenders" has the meaning set forth in the preamble hereto.

                "Letters of Credit" means any of the Letters of Credit issued by the Issuing Lender under the Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

                "LIBOR" means, with respect to any LIBOR Loan, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent) determined pursuant to the following formula:

                      LIBOR         =              LIBOR Base Rate
                                            --------------------------
                                            1.00 - Reserve  Percentage

                "LIBOR Advance" means an Advance made hereunder and specified to be a LIBOR Advance in accordance with Article 2.

                "LIBOR Loan" means a Loan made hereunder and specified to be a LIBOR Loan in accordance with Article 2.

                "LIBOR Margin" means, for each Pricing Period, the percentage set forth opposite the Total Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing
        Period:


Total Leverage Ratio                        LIBOR  Margin
--------------------                        -------------
Greater than or equal to 4.50:1.00              2.75%

Less than 4.50:1.00 but greater than            2.50%
or equal to 4.00:1.00

Less than 4.00:1.00 but greater than            2.00%
or equal to 3.50:1.00

Less than 3.50:1.00 but greater than            1.75%
or equal to 3.00:1.00

Less than 3.00:1.00 but greater than            1.50%
or equal to 2.50:1.00

Less than 2.50:1.00                             1.25%

                "LIBOR Office" means, as to each Lender, its office or branch so designated by written notice the Administrative Agent as its LIBOR Office. If no LIBOR Office is designated by a Lender, its LIBOR Office shall be its office at its address for purposes of notices hereunder.

                "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Coast Resorts or its Subsidiaries.

                "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest or customary pre-filings of financing statements in connection with any refinancing) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                "Loan" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

                "Loan Documents" means, collectively, this Agreement, the Notes, the Swing Line Documents, the Collateral Documents, any Secured Swap Agreement, each Request for Letters of Credit, each Request for Loan, the letters described in Sections 3.2, 3.4, 3.5 and 3.6, each Compliance Certificate, each Construction Progress Report and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                "Maintenance Capital Expenditures" means any Capital Expenditure for the maintenance, repair, restoration or refurbishment of (a) any portion of The Orleans, the Barbary Coast or the Gold Coast existing as of the Closing Date, (b) following the Opening, the New Project, or (c) following the opening thereof, any other hotel, casino or resort property maintained by Coast Resorts or any of its Subsidiaries, but not any Capital Expenditure which adds to or further improves any such property.

                "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X.

                "Market Day" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

                "Material Adverse Effect" means any set of circumstances or events which (a) has or may reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or may reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of Coast Resorts and its Subsidiaries, taken as a whole, or

        (c) materially impairs or may reasonably be expected to materially impair the ability of Coast Resorts and its Subsidiaries, taken as a whole, to perform the Obligations.

                "Maturity Date" means March 31, 2004.

                "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

                "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Coast Resorts or any of its Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.9 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

                "Net Cash Proceeds" means with respect to any Disposition or any offerings of Indebtedness or equity securities of Coast Resorts or its Subsidiaries, the gross sales proceeds received by Coast Resorts and its Subsidiaries from such Disposition or offering in Cash and Cash Equivalents net of brokerage commissions, legal expenses and other transactional costs payable by Coast Resorts and its Subsidiaries with respect to such Disposition and net of an amount determined in good faith by Borrower to be the estimated amount of income taxes payable by Coast Resorts attributable to such Disposition and any reserves required to be established in accordance with Generally Accepted Accounting Principles by Coast Resorts or its Subsidiaries as a reserve against any liabilities associated with such Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Disposition.

                "Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

                "New Project Deed of Trust" means the Leasehold Deed of Trust, Assignment of Rents and Fixture Filing executed and delivered by Borrower in favor of the Administrative Agent for the benefit of the Lenders as of the Closing Date in accordance with Section 8.1 with respect to the New Project Property and improvements thereon, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                "New Project Ground Lease" means that certain Ground Lease Agreement dated October 28, 1994 by and between 21 Stars, Ltd., a Nevada limited liability company, as landlord, and Barbary Coast Hotel and Casino, a Nevada general partnership, as tenant, as assigned to Coast West, Inc., and which shall be further assigned to Borrower on the Closing Date by operation of merger.

                "New Project" means the proposed design, development and construction by Borrower of a hotel, casino and entertainment complex on the New Project Property.

                "New Project Property" means the approximately 50 acres of real property located at the intersection of Rampart and Alta Nevada, which is the subject of the New Project Ground Lease.

                "Note" means any of the promissory notes made by Borrower to a Lender evidencing Advances under that Lender's Pro Rata Share of the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                "Obligations" means all present and future obligations of every kind or nature of Borrower or any other Obligor at any time and from time to time owed to the Administrative Agent or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

                "Obligor" means Borrower, Coast Resorts and each other future guarantor of the Obligations.

                "Opening" means the date upon which (a) the New Project, together with each of the material amenities described in the Plans, is open and ready to accommodate hotel guests and gaming patrons, (b) a certificate of occupancy (including any temporary certificate of occupancy) has been issued with respect to the New Project, and (c) Borrower has delivered a certificate to the Administrative Agent, executed by a Senior Officer of Borrower, stating that (i) the New Project, including all related amenities described in the Plans, has been substantially completed in accordance with applicable Laws, the Plans and the Budget (each as amended from time to time in accordance with Section 6.19), (ii) the New Project is free and clear of all record Liens and encumbrances (other than Permitted Encumbrances, those described in Schedule B to the title policy for the New Project Property described in Section 8.3 and any Liens and encumbrances which relate to claims in an aggregate amount not in excess of $10,000,000 which are being contested in good faith by appropriate proceedings diligently pursued and, to the extent in excess of $1,000,000 in the aggregate, are the subject of bonds and indemnities which are reasonably acceptable to the Administrative Agent) and Borrower has paid all known claims against the New Project, and (iii)

        Borrower has obtained all necessary licenses, permits and approvals (including without limitation all permits and licenses required under Gaming Laws) for the operation of the New Project.

                "Opinions of Counsel" means the favorable written legal opinions of Gibson, Dunn & Crutcher LLP, special counsel to the Obligors, and McDonald Carano Wilson McCune Bergin Frankovich & Hicks, special Nevada counsel to all Obligors, in each case issued on the Closing Date and in a form solely acceptable to the Administrative Agent, together with copies of all factual certificates and legal opinions upon which such counsel have relied.

                "Orleans" means The Orleans hotel, casino and entertainment complex located at the intersection of Tropicana Avenue and Arville Street in Las Vegas, Nevada.

                "Orleans Deed of Trust" means the Leasehold Deed of Trust, Assignment of Rents and Fixture Filing executed and delivered by Borrower in favor of the Lenders as of the Closing Date in accordance with Section 8.1 with respect to The Orleans Property and improvements thereon, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                "Orleans Ground Lease" means that certain Ground Lease dated October 1, 1995 by and between The Tiberti Company, a Nevada general partnership, as landlord, and Gold Coast Hotel and Casino, a Nevada limited partnership, as tenant, as assigned to the Borrower.

                "Orleans Property" means the approximately 80 acres of real property which is the subject of the Orleans Ground Lease.

                "Outstanding Obligations" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the sum of (i) the aggregate principal amount of the outstanding Loans, plus (ii) the Swing Line Outstandings, plus (iii) the Aggregate Effective Amount of all Letters of Credit.

                "Pass-through Entity" means any Person taxed as a partnership for federal income tax purposes, any disregarded entity for federal income tax purposes, including a qualified Subchapter S subsidiary, an S-Corporation, or any other entity whose items of income and deductions are passed through to its equityholders for federal income tax purposes and retain the same characteristics in the hands of such equityholders.

                "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

                "Permitted Encumbrances" means:

                        (a) inchoate Liens incident to construction on or maintenance of Real Property; or Liens incident to construction on or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                        (b) Liens for taxes and assessments on Real Property which are not yet past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                        (c) minor defects and irregularities in title to any Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

                        (d) easements, exceptions, licenses, reservations, or other agreements for the purpose of pipelines, conduits, cables, telecommunications, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Real Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held;

                        (e) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Real Property;

                        (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, approval, license, or permit;

                        (g) present or future zoning laws and ordinances or other Laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

                        (h) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

                        (i) rights of tenants under leases and rental agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

                        (j) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                        (k) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and the Subsidiaries of Borrower, taken as a whole;

                        (l) the matters disclosed on Schedule B to any of the ALTA lenders policies of title insurance delivered to the Administrative Agent pursuant to Section 8; and

                        (m) any attachment or judgment Lien relating to a judgment of less than $5,000,000 which is in existence less than 30 days after the entry thereof or with respect to which (a) execution has been stayed from the date of its entry, (b) payment is covered in full by insurance, or (c) the Borrower or any of its Subsidiaries is in good faith prosecuting an appeal or other appropriate proceedings for review and has set aside cash reserves in the full amount of such judgment or award.

                "Permitted Right of Others" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held,
        (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) any licenses or concessions to operate retail businesses granted in accordance with industry customs, or any options to receive any such licenses or concessions, or (d) any Right of Others granted in connection with a proposed Disposition permitted by Section 6.3.

                "Permitted Tax Distribution" means (a) payments to Coast Resorts required to be made pursuant to the Tax Sharing Agreement and (b) if and for so long as Borrower is treated as a Pass-through Entity, distributions to Coast Resorts (or, if Coast Resorts is a Pass-through Entity, its equityholders) in an amount not to exceed the Tax Amount; provided that (i) prior to the first such distribution to equityholders, Borrower and Coast Resorts deliver to the Administrative Agent an opinion of counsel reasonably satisfactory to the Administrative Agent confirming that (y) Borrower (and, in the appropriate case, Coast Resorts) is a Pass-through Entity and (z) the Lenders will not recognize income, gain or loss for federal income tax purposes as a result of the transaction pursuant to which the Borrower or Coast Resorts becomes a Pass-through Entity and will be subject to federal income tax in the same manner and at the same times as would have been the case if such transaction had not occurred and (ii) prior to any such distribution, Borrower delivers to the Administrative Agent a certificate of Borrower's Chief Financial Officer to the effect that the Borrower is taxable as Pass-through Entity.

                "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

                "Plans" means all drawings, plans and specifications prepared by or for Borrower with respect to the New Project, and, if required, submitted to and approved by the Clark County Building Department, which Plans have been submitted to and approved by the Administrative Agent and the Lenders pursuant to Section 8.3, as amended in accordance with
        Section 6.19.

                "Pricing Period" means (a) the period beginning on the Closing Date and ending on May 31, 1999, and (b) each of the succeeding three month periods beginning on each subsequent June 1, September 1, December 1 and March 1.

                "Principals" means Michael J. Gaughan, J. Tito Tiberti, Jerry Herbst and Franklin Toti.

                "Project Site" shall mean each of the Orleans Property, the Gold Coast Property, the Barbary Coast Property, the New Project and any future hotel-casino sites which Coast Resorts or any of its Subsidiaries hereafter maintains or operates.

                "Projections" means the financial projections dated December 29, 1998, prepared based on information provided by Borrower and previously delivered to the Administrative Agent.

                "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                "Pro Rata Share" means, as of each date of determination and with respect to each Lender, the percentage of the Commitment owned by that Lender (or, if the Commitment has been terminated, the percentage of the Outstanding Obligations owned by that Lender). The records of the Administrative Agent shall be presumed to correctly reflect the Pro Rata Share of the Lenders then party to the Loan Agreement.

                "Public Equity Offering" means an underwritten public offering of the common stock of Coast Resorts which is registered under the Securities Act of 1933 and results in net proceeds to Coast Resorts of not less than $20,000,000.

                "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31 to occur following the date of this Agreement.

                "Rancho Property" means the approximately 29 acres of undeveloped land owned by Borrower and located at the intersection of Rancho Drive and Carey Avenue in North Las Vegas, Nevada.

                "Real Property" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Coast Resorts or any of its Subsidiaries, including the Project Sites.

                "Reduction Amount" means the amount set forth in the matrix below opposite that Reduction Date in the column headed "Reduction Amount ($75,000,000 Commitment)," or such lesser amount to which that Reduction Amount may be reduced in accordance with the second sentence of Section 2.5:

Reduction Dates         Reduction Amount           Reduction Amount
---------------         ----------------           ----------------
                     ($75,000,000 Commitment)  ($200,000,000 Commitment)
06/30/01                     $  2,100,000              $  6,000,000
09/30/01                     $  2,100,000              $  6,000,000
12/31/01                     $  2,100,000              $  6,000,000
03/31/02                     $  2,100,000              $  6,000,000
06/30/02                     $  3,200,000              $  8,500,000
09/30/02                     $  3,200,000              $  8,500,000
12/31/02                     $  3,200,000              $  8,500,000
03/31/03                     $  3,200,000              $  8,500,000
06/30/03                     $  4,300,000              $ 11,500,000
09/30/03                     $  4,300,000              $ 11,500,000
12/31/03                     $  4,300,000              $ 11,500,000
Maturity                     $40,700,000               $107,500,000


        In the event that the Commitment is hereafter increased pursuant to
        Section 2.8, then, as to each Reduction Date which occurs following such increase, "Reduction Amount" shall mean the amount set forth in the matrix above opposite that Reduction Date in the column headed "Reduction Amount ($200,000,000 Commitment)," or such lesser amount to which that Reduction Amount may thereafter be reduced in accordance with the second sentence of Section 2.5, provided that if the increase to the Commitment is to an amount (the "New Commitment") which is less than $200,000,000, each such Reduction Amount shall be reduced in the same proportion as the New Commitment bears to $200,000,000.

                "Reduction Date" means June 30, 2001, and the last day of each succeeding September, December, March and June through the Maturity Date.

                "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                "Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                "Regulations T, U and X" means Regulations T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

                "Related Parties" means, with respect to any Principal, (a) any spouse, sibling, parent or lineal descendant of such Principal or any spouse of any such sibling or lineal descendant, and (b) and trust, corporation, partnership or other Person, the beneficiaries, shareholders, partners, owners or Persons beneficially holding 80% or more controlling interest of which consist of such Principal or Persons of the type referred to in clause (a).

                "Request for Letter of Credit" means a written request for a Letter of Credit substantially in the form of Exhibit D, signed by a Responsible Official of Borrower, on its behalf, and properly completed to provide all information required to be included therein.

                "Request for Loan" means a written request for a Loan substantially in the form of Exhibit E, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

                "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                "Requisite Lenders" means, as of each date of determination (a) if the Commitment is then in effect, Lenders having Pro Rata Shares constituting 51% of the Commitment, and (b) if the Commitment has then been terminated and there are then any Obligations outstanding, Lenders holding 51% or more of the Outstanding Obligations.

                "Reserve Percentage" means, with respect to any LIBOR Loan, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of 1%) in effect on the date the LIBOR Base Rate for that LIBOR Loan is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Interest Period for such LIBOR Loan. The determination by the Administrative Agent of any applicable Reserve Percentage shall be conclusive in the absence of manifest error.

                "Responsible Official" means (a) when used with reference to a Person other than an individual, any officer of such Person, general partner of such Person, officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien.

                "Secured Swap Agreement" means a Swap Agreement between Borrower and a Lender.

                "Security Agreement" means a security agreement executed and delivered by Borrower in favor of the Lenders as of the Closing Date in accordance with Section 8.1, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                "Senior Debt" means, as of each date of determination, Total Debt minus Subordinated Obligations.

                "Senior Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) the average principal amount of the outstanding Senior Debt as of the last day of each of the three constituent calendar months in that Fiscal Quarter, to (b) EBITDA for the four Fiscal Quarter period ending on such date.

                "Senior Officer" means the (a) chief executive officer, (b) president, (c) any vice president, (d) chief financial officer, (e) treasurer or (f) assistant treasurer of the Person designated.

                "Special LIBOR Circumstance" means the application or adoption after the Closing Date of any Law or interpretation, or any change after the Closing Date therein or thereof, or any change after the Closing Date in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its LIBOR Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority issued after the Closing Date, or the existence or occurrence after the Closing Date of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

                "Subordinated Obligations" means (a) the 1999 Senior Subordinated Debt, and (b) any other Indebtedness of Borrower which is subordinated in right of payment to the Obligations, the terms of which are approved by the Administrative Agent, acting with the consent of the Requisite Lenders, in writing. The Former Partner Debt is not a Subordinated Obligation.

                "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                "Subsidiary Guaranty" means an unconditional guaranty in full of the Obligations delivered by a Subsidiary of Coast Resorts pursuant hereto, such guaranty to be in substantially the form of the Guaranty, with such modifications as may be designated by the Administrative Agent.

                "Subsidiary Pledge Agreement" means an agreement granting a pledge in all property of a Subsidiary of Coast Resorts delivered by such Subsidiary to secure the Obligations pursuant hereto, such pledge agreement to be in substantially the form of the Coast Resorts Pledge Agreement, with such modifications as may be designated by the Administrative Agent.

                "Subsidiary Security Agreement" means an agreement granting a security interest in all property of a Subsidiary of Coast Resorts delivered by such Subsidiary to secure the Obligations pursuant hereto, such security agreement to be in substantially the form of the Coast Resorts Security Agreement, with such modifications as may be designated by the Administrative Agent.

                "Swap Agreement" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

                "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of Borrower pursuant to Section 2.10.

                "Swing Line Advances" means loans made by the Swing Line Lender to Borrower pursuant to Section 2.10.

                "Swing Line Lender" means Bank of America, through its Nevada Commercial Banking Group, or any successor thereto.

                "Swing Line Documents" means the $7,500,000 promissory note of even date herewith (as at any time amended) and any other documents executed by Borrower in favor of the Swing Line Lender in connection with the Swing Line.

                "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

                "Tax Agreement" means (a) the Tax Sharing Agreement, and (B) if and for so long as Borrower and Coast Resorts are treated as a Pass-Through Entities, any agreement among Borrower, Coast Resorts and the equity holders of Coast Resorts with respect to distributions of the Tax Amount.

                "Tax Amount" means, with respect to any period during which Borrower is a Pass-Through Entity, the federal, state and local tax liability of equityholders of Borrower (or, if Coast Resorts is a Pass-through Entity, its equityholders), assuming maximum rates, in respect of their direct or indirect interests in the Borrower for such period plus any additional amounts payable to such equityholders to cover taxes arising from ownership of such equity interests.

                "Tax Sharing Agreement" means that certain Tax Sharing Agreement dated January 30, 1996, among Coast Resorts, the Company and Coast West, Inc., as in existence on the Closing Date.

                "Timetable" means the construction timetable for the New Project specified by Borrower and approved by the Lenders pursuant to Section 8.3, as amended in accordance with Section 6.19.

                "Title Company" means Commonwealth Land Title Insurance Company or such other title insurance company as is reasonably acceptable to the Administrative Agent.

                "Total Debt" means, as of each date of determination, the aggregate principal Indebtedness, without duplication, of Coast Resorts and its Subsidiaries.

                "Total Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) the average principal amount of the outstanding Total Debt as of the last day of each of the three constituent calendar months in that Fiscal Quarter, to (b) EBITDA for the four Fiscal Quarter period ending on such date.

                "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                "Trademark Assignment" means the Trademark Security Interest Assignment, executed by Borrower and Parent on the Closing Date, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a LIBOR Loan or Advance.

                "Voting Stock" means, with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles as in effect on the Closing Date, applied on a consistent basis.

                1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

                1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on one Schedule shall be deemed disclosed on all Schedules.

                1.6 References to "and its Subsidiaries". Any reference herein to "and its Subsidiaries" or the like shall refer solely to the subject Person during such times as the subject Person shall have no Subsidiaries. No use of the term "Subsidiary" or any derivative thereof in the Loan Documents shall imply a right in any Person to make any Investments in or Acquisitions of any other Person.

                1.7 References to Times. Each reference to a time of day set forth in the Loan Documents shall, unless expressly stated to the contrary, be a reference to the then prevailing California local time.

                1.8 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                    Article 2
                                      LOANS


                2.1     Loans-General.

                        (a) Subject to the terms and conditions set forth in this Agreement, from time to time from the Closing Date through the Maturity Date each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make revolving Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the Outstanding Obligations being in excess of the Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Commitment without premium or penalty.

                        (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested
        (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and
        (iv) in the case of a LIBOR Loan, the Interest Period for such Loan. Unless the Administrative Agent has previously notified Borrower to the contrary (which notice may be given in the sole and absolute discretion of the Administrative Agent), Loans may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. Neither the Administrative Agent nor any Lender shall incur any liability whatsoever hereunder in acting upon any telephonic request for a Loan purportedly made by a Responsible Official of Borrower, which hereby agrees to indemnify the Administrative Agent and the Lenders from any loss, cost, expense or liability as a result of so acting.

                        (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m. on the date specified for any Loan (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Disbursement Account.

                        (d) Unless the Requisite Lenders otherwise consent, each Loan shall be in an amount which is an integral multiple of $1,000,000 and is not less than $2,000,000.

                        (e) The Advances made by each Lender shall be evidenced by that Lender's Note.

                        (f) A Request for Loan shall be irrevocable upon the Administrative Agent's receipt thereof (or, in the case of a telephonic request for Loan referred to in the second sentence of Section 2.1(b), upon the Administrative Agent's receipt of that telephone call).

                        (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 in connection with a Loan which, if made and giving effect to the application of the proceeds thereof, would not increase the outstanding principal Indebtedness evidenced by the Notes, then Borrower shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Section 3.1(e), a Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Notes to remain the same and the Lenders shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b) and 2.2.

                        (h) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Lenders, as the case may be, shall at the request of the Administrative Agent make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

                2.2 Base Rate Loans. Each request by Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m. on the date (which must be a Banking Day) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as LIBOR Loans pursuant to Section 2.3.

                2.3     LIBOR Loans.

                        (a) Each request by Borrower for a LIBOR Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m. at least three Market Days before the first day of the applicable Interest Period.

                        (b) On the date which is two Market Days before the first day of the applicable Interest Period, the Administrative Agent shall confirm its determination of the applicable LIBOR (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                        (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than ten LIBOR Loans shall be outstanding at any one time.

                        (d) No LIBOR Loan may be requested where a Default or Event of Default has occurred and remains continuing.

                        (e) Nothing contained herein shall require any Lender to fund any LIBOR Advance in the Designated Eurodollar Market.

                2.4     Letters of Credit.

                        (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Banking Day immediately prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the Outstanding Obligations do not exceed the then applicable Commitment and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $10,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, no Letter of Credit shall have a term which exceeds one year or extends beyond the Maturity Date.

                        (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least two Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, who shall promptly notify the Lenders, of the amount and terms thereof.

                        (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, pay the purchase price for such participation to the Issuing Lender through the Administrative Agent promptly upon demand therefor. The obligation of each Lender to so pay the participation purchase price to the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                        (d) Borrower agrees to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit upon demand by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has paid the participation purchase price to the Issuing Lender pursuant to Section 2.4(c) shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Issuing Lender against Borrower for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the participation purchase price to the Issuing Lender) with respect to such claim.

                        (e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.4(d) and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                        (f) If Borrower fails to make the payment required by Section 2.4(d) on a timely basis then, in lieu of the payment of the participation purchase price to the Issuing Lender under Section 2.4(c), the Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Base Rate Advances to be made by the Lenders under their Pro Rata Shares of the Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent to Advances set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                        (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, provided that this clause (g) shall not require the payment of any letter of credit fees except to the extent that such supplementation, modification, amendment, renewal or extension results in an increase to the amount of the related Letter of Credit or any extension of its tenor.

                        (h) The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Uniform Commercial Code Section 5109, as in effect in the State of Nevada. Without limiting the foregoing, the obligations of Borrower to the Issuing Lender shall not be affected by any of the following circumstances:

                                (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other Agreement or instrument relating thereto;

                                (ii) any amendment or waiver of the terms of the Letter of Credit, or any consent to departure from the Letter of Credit, this Agreement, or any other Agreement or instrument relating thereto;

                                (iii)   the existence of any claim, setoff,
                defense, or other rights which Borrower may have at any time against any Creditor, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other Agreement or instrument relating thereto, or any unrelated transactions;

                                (iv)    any demand, statement, or any other
                document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                                (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit, except to the extent that the making of such payment has been determined by a court or arbitrator to result from the gross negligence of the Issuing Lender;

                                (vi)    the existence, character, quality,
                quantity, condition, packing, value or delivery of any Property purported to be represented by docu-ments presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                                (vii)   the time, place, manner, order or
                contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                                (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                                (ix)    any failure or delay in notice of
                shipments or arrival of any Property;

                                (x)     any error in the transmission of any
                message relating to a Letter of Credit, or any delay or interruption in any such message, not caused by the Issuing Lender;

                                (xi)    any error, neglect or default of any
                correspondent of the Issuing Lender in connection with a Letter of Credit (but without prejudice to any claim by Borrower against such correspondent);

                                (xii)   any consequence arising from acts of
                God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                                (xiii) so long as the Issuing Lender in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                                (xiv) where the Issuing Lender has acted in good faith and observed general banking usage, any other circumstances whatsoever.

                        (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Article 10, mutatis mutandis.

                        (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

                2.5 Voluntary Reduction of Commitment. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least five Banking Days' prior written notice by Borrower to the Administrative Agent, to voluntarily reduce, permanently and irrevocably, in amounts which are not less than $2,000,000 each and are integral multiples of $1,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitment being reduced or terminated. Concurrently with the making of any such reduction in the Commitment, Borrower may specify that the Reduction Amounts for one or more Reduction Dates will be reduced in an aggregate amount which is the same as the amount of the reduction of the Commitment, provided that in the absence of a timely specification to this effect by Borrower, each such reduction shall be applied to Reduction Amounts in the inverse order of their occurrence. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitment under this Section, and of any changes to the Reduction Amounts.

                2.6 Scheduled Mandatory Reductions of Commitment. The Commitment shall automatically and permanently reduce on each Reduction Date by the related Reduction Amount.

                2.7 Other Mandatory Reductions of Commitment. The Commitment shall be reduced in the manner and the amount provided in Section 5.13. In the event of any such reduction, the terms and provisions of Section 2.5 following the first proviso therein shall be applicable.

                2.8     Optional Increases to the Commitment.

                        (a) Provided that no Default or Event of Default then exists, Borrower may at any time prior to the first anniversary of the Closing Date request in writing that the then effective Commitment be increased to an amount which is not greater than $200,000,000 minus the amount of any reductions to the Commitment which have then occurred pursuant to Sections 2.5, 2.6 or 2.7, in accordance with the provisions of this Section. Any request under this Section shall be submitted by Borrower to the Lenders through the Administrative Agent not less than thirty days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by (i) a Certificate of a Responsible Official of Borrower, signed by a Senior Officer of Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase, (ii) a written consent to the increase in the amount of the Commitment executed by each Guarantor and (iii) the satisfaction of all conditions precedent to such an increase specified in Section 8.3. Borrower may also specify any fees offered to those Lenders which agree to an increase in the amount of their Pro Rata Share of the Commitment

        (which fees may be variable based upon the amount which any such Lender is willing to assume as an increase to the amount of its Pro Rata Share of the increased Commitment). The consent of the Lenders, as such, shall not be required for an increase in the amount of the Commitment pursuant to this Section.

                        (b) Each Lender may approve or reject a request for an increase in the amount of the Commitment in its sole and absolute discretion and, absent an affirmative written response within fifteen days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect Borrower's right to increase the Commitment pursuant to this Section. No Lender which rejects a request for an increase in the Commitment shall be subject to removal as a Lender.

                        (c) In responding to a request under this Section, each Lender which is willing to increase the amount of its Pro Rata Share of the increased Commitment shall specify the amount of the proposed increase which it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Commitment before such increase) in any resulting increase in the Commitment, subject to the right of the Administrative Agent to adjust allocations of the increased Commitment so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $1,000,000.

                        (d) If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with clause (e) of this Section (each, a "New Lender"), which New Lenders may assume the amount of the increase in the Commitment that has not been assumed by the consenting Lenders.

                        (e) Each New Lender designated by Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Commitment upon its execution of an instrument of joinder to this Agreement which is in form and substance acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of a Commitment Assignment and Acceptance.

                        (f) Subject to the foregoing, any increase to the Commitment requested under this Section shall be effective as of the date proposed by Borrower and shall be in the principal amount equal to
        (i) the amount which consenting Lenders are willing to assume as increases to the amount of their Pro Rata Share plus (ii) the amount offered by any New Lenders. Upon the effectiveness of any such increase, Borrower shall issue replacement Notes to each affected Lender and new Notes to each New Lender, and the percentage Pro Rata Shares of each Lender will be adjusted to give effect to the increase in the Commitment and set forth in a new Schedule 1.1 issued by the Administrative Agent.

                2.9 Administrative Agent's Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by a Lender no later than the Banking Day prior to the funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's Pro Rata Share of that Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (a) the Federal Funds Rate for the first two days following a demand by the Administrative Agent and (b) thereafter, the rate of interest then payable by Borrower with respect to Base Rate Advances. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

                2.10 Swing Line. Subject to the terms and conditions set forth herein, from time to time through the day prior to the Maturity Date the Swing Line Lender shall make Swing Line Advances to Borrower in such amounts as Borrower may request that do not result in the Outstanding Obligations being in excess of the then applicable Commitment, provided that (i) giving effect to such Swing Line Advance, the Swing Line Outstandings shall not exceed $7,500,000 and (ii) without the consent of all of the Lenders, no Swing Line Advance may be made during the continuation of a Default or an Event of Default. Borrower may borrow, repay and reborrow under this Section. Unless the Swing Line Lender otherwise agrees, each Swing Line Advance shall be in an amount which is an integral multiple of $100,000 and shall be made pursuant to a telephonic request by a Responsible Official of Borrower made to the Swing Line Lender not later than 3:00 p.m., Las Vegas time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier with a copy submitted by telecopier to the Administrative

Agent). Promptly after receipt of such a request for borrowing, the Swing Line Lender shall obtain telephonic verification from the Administrative Agent that, giving effect to such request, availability for Loans will exist under Section
2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless the Swing Line Lender otherwise agrees, each repayment of a Swing Line Advance shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Advance, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., Las Vegas time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Line Outstandings each time there is a change therein.

                Swing Line Advances shall bear interest at a fluctuating rate per annum equal to the Base Rate plus one quarter of one percent, payable upon demand or at such intervals as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Advances shall be solely for the account of the Swing Line Lender, except to the extent that any Lender has funded the participation purchased by that Lender in accordance with this Section.

                The Swing Line Advances shall be payable five Business Days following any demand made by the Swing Line Lender and in any event on the Maturity Date.

                Upon the making of a Swing Line Advance, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share times the amount of the Swing Line Advance. Upon demand made by the Swing Line Lender through the Administrative Agent, each Lender shall, according to its Pro Rata Share, promptly provide to the Administrative Agent for the account of the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender with respect to any Swing Line Advance made in accordance with the terms hereof shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event.

                In the event that there are Swing Line Outstandings on three consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Lender to repay the Swing Line Outstandings in full), Borrower shall request a Loan pursuant to Section 2.1(a) in an amount complying with Section 2.1(d) and sufficient to repay the Swing Line Outstandings in full. The Administrative Agent shall automatically provide such amount to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings) and credit any balance of the Loan in immediately available funds to the Disbursement Account. In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative

Agent may, but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Lenders under the Commitment in the amount necessary to comply with Section 2.1(d) and sufficient to repay all Swing Line Outstandings and, for this purpose, the conditions precedent set forth in
Article 8 shall not apply. The proceeds of such Advances shall be paid to the Swing Line Lender for application to the Swing Line Outstandings.

                                    Article 3
                                PAYMENTS AND FEES


                3.1     Principal and Interest.

                        (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                        (b) Interest accrued on each Base Rate Loan on each Quarterly Payment Date, and on the date of any prepayment of the Notes pursuant to Section 3.1(f), shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of each Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

                        (c) Interest accrued on each LIBOR Loan which is for a term of three months or less shall be due and payable on the last day of the related Interest Period. Interest accrued on each other LIBOR Loan shall be due and payable on the date which is three months after the date such LIBOR Loan was made and on the last day of the related Interest Period. Except as otherwise provided in Sections 3.1(d) and 3.9, the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR for that LIBOR Loan plus the LIBOR Margin.

                        (d) During the existence of a Default or Event of Default, the Requisite Lenders may determine that any or all then outstanding LIBOR Loans shall be converted to Base Rate Loans. Such conversion shall be effective upon notice to Borrower from the Requisite Lenders (or from the Administrative Agent on behalf of the Requisite Lenders) and shall continue so long as such Default or Event of Default continues to exist.

                        (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                                (i) the principal amount of each LIBOR Loan shall be payable on the last day of the Interest Period for such Loan (provided that such principal amount may be paid using the proceeds of a Base Rate Loan made pursuant to Section 2.1(g));

                                (ii)    the amount, if any, by which the
                Outstanding Obligations at any time exceed the Commitment shall be payable immediately; and

                                (iii) the principal Indebtedness evidenced by the Notes and the Swing Line Documents shall in any event be payable on the Maturity Date.

                        (f) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section, (i) any partial prepayment shall be not less than $1,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 10:00 a.m. on the Banking Day of such prepayment (which must be a Banking Day) in the case of a Base Rate Loan, and, in the case of a LIBOR Loan, three Market Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loans being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any LIBOR Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.8(d).

                3.2 Upfront Fees. On the Closing Date, Borrower shall pay to the Administrative Agent upfront fees in the respective amounts heretofore agreed upon by a letter agreement between Borrower and the Administrative Agent. The fees are for the account of the Lenders as specified in such letter agreement. The upfront fees are for the credit facilities provided to Borrower under this Agreement, are fully earned as of the Closing Date and are nonrefundable.

                3.3 Commitment Fees. From the Closing Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders according to their Pro Rata Shares, a commitment fee equal to the then applicable Commitment Fee Rate per annum times the average daily amount by which
(a) the Commitment exceeds (b) the sum of (i) the aggregate principal Indebtedness outstanding under the Notes (exclusive of the Swing Line Outstandings) plus (ii) the Aggregate Effective Amount. Commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date, on the date of any termination of the Commitment, and on the Maturity Date.

                3.4 Letter of Credit Fees. With respect to each Letter of Credit, Borrower shall pay the following fees:

                        (a) to the Issuing Lender for its sole account, a fronting fee payable in an amount and at such times as set forth in a letter agreement between Borrower and the Issuing Lender;

                        (b) on the issuance date of each Letter of Credit, a risk participation fee in an amount equal to the face amount of the Letter of Credit times the then applicable LIBOR Margin, which the Administrative Agent shall promptly pay to the Lenders in accordance with their Pro Rata Shares; and

                        (c) concurrently with each issuance, negotiation, drawing or amendment of each Letter of Credit, to the Issuing Lender for the sole account of the Issuing Lender, issuance, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Lender's published scheduled fees for such services.

Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

                3.5 Agency Management Fees. Borrower shall pay to the Administrative Agent an agency management fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. This fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

                3.6 Construction Services Fees. Borrower shall pay to Bank of America a construction services fee in such amounts and at such times as may hereafter be agreed upon by a letter agreement between Borrower and the Administrative Agent entered into in accordance with Section 8.3(a)(17). All such construction services fees will be for the services to be performed by CSC and each installment is fully earned on the date paid. The construction services fees will be solely for the account of CSC and nonrefundable.

                3.7 Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its LIBOR Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Banking Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

                3.8     LIBOR Costs and Related Matters.

                        (a) If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance:

                                (1) shall subject any Lender or its LIBOR Office to any tax, duty or other charge or cost with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances, excluding, in the case of each Lender, the Administrative Agent and each Eligible Assignee, and any Affiliate or LIBOR Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting solely from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
                Section 11.21, to the extent such forms are then required by applicable Laws;

                                (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding the Reserve Percentage taken into account in calculating the LIBOR), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its LIBOR Office; or

                                (3) shall impose on any Lender or its LIBOR Office or the Designated LIBOR Market any other condition affecting any LIBOR Advance, any of its Notes evidencing LIBOR Loans, its obligation to make LIBOR Advances or this Agreement, or shall otherwise affect any of the same;

        and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its LIBOR Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Lender or its LIBOR Office with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances (assuming such Lender's LIBOR Office had funded 100% of its LIBOR Advance in the Designated LIBOR Market), then, within five
        (5) Banking Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's LIBOR Office had funded 100% of its LIBOR Advance in the Designated LIBOR Market). Borrower hereby indemnifies each Lender against, and agrees to hold each Lender harmless from and reimburse such Lender within ten Banking Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, reasonable legal fees and damages incurred or sustained by each Lender in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a direct result of the existence or occurrence of any Special LIBOR Circumstance. A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section, and agrees to designate a different LIBOR Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. If any Lender claims compensation under this Section, Borrower may at any time, upon at least four Market Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.8(d), pay in full the affected LIBOR Advances of such Lender or request that such LIBOR Advances be converted to Base Rate Advances.

                (b) If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its LIBOR Office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated LIBOR Market, or to determine or charge interest rates based upon the LIBOR, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make LIBOR

        Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances with Interest Periods corresponding to the LIBOR Loans of which such LIBOR Advances were a part on either (1) the last day of the Interest Period(s) applicable to such LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), provided that in such event the conversion shall not be subject to pay ment of a prepayment fee under Section 3.8(d). Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section 3.8(b), and agrees to designate a different LIBOR Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make LIBOR Advances has been suspended under this Section 3.8(b) shall promptly notify the Administrative Agent and Borrower of the cessation of the Special LIBOR Circumstance which gave rise to such suspension.

                (c)     If, with respect to any proposed LIBOR Loan:

                        (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated LIBOR Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated LIBOR Market for the applicable Interest Period; or

                        (2) the Requisite Lenders advise the Administrative Agent that the LIBOR as determined by the Administrative Agent
                (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated LIBOR Market in the relevant amount for the applicable Interest Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBOR Advances;

        then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBOR Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a LIBOR Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

                        (d) Upon payment or prepayment of any LIBOR Advance (other than as the result of a conversion required under Section 3.8(b)), on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a LIBOR Loan in any Request for Loan, Borrower shall pay to the appropriate Lender within ten Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the LIBOR Advance had been funded in the Designated LIBOR Market) equal to the sum of:

                                (1)     the principal amount of the LIBOR
                Advance prepaid or not borrowed, as the case may be, times the number of days between the date of prepayment or failure to borrow, as applicable, and the last day in the applicable Interest Period, divided by 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                                (2) all reasonable out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

        Each Lender's determination of the amount of any prepayment fee payable under this Section 3.8(d) shall be conclusive in the absence of manifest error.

                3.9 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate plus the Base Rate Margin plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

                3.10 Computation of Interest and Fees. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on LIBOR Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

                3.11 Non-Banking Days. If any payment to be made by Borrower or any other Obligor under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

                3.12    Manner and Treatment of Payments.

                        (a) Each payment hereunder (except payments pursuant to Sections 2.10, 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes, on
        the Swing Line Documents or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m. on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m. on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                        (b) Each payment or prepayment on account of any Loan (other than Swing Line Advances) shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

                        (c) Each Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrower, be presumptive evi dence of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any Obligor for any failure to keep such a record.

                        (d) Each payment of any amount payable by Borrower or any other Obligor under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding, in the case of each Lender, the Administrative Agent and each Eligible Assignee, and any Affiliate or LIBOR Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting solely from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and
        (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.

                3.13 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

                3.14 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                3.15 Administrative Agent's Right to Assume Payments Will be Made by Borrower. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

                3.16 Fee Determination Detail. The Administrative Agent and each Lender shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment of fees or costs to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

                3.17 Survival. All of Borrower's obligations under Sections 3.7, 3.8 and 11.22 shall survive for ninety days following the date on which the Commitment is terminated, and all Loans hereunder are fully paid.

                                    Article 4
                         REPRESENTATIONS AND WARRANTIES

                Borrower represents and warrants to the Creditors that:

                4.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Nevada. Coast Resorts is a corporation duly formed, validly existing and in good standing under the Laws of Nevada. Borrower and each other Obligor is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing may not reasonably be expected to have Material Adverse Effect. Borrower and each other Obligor has all requi site corporate or other organizational power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a party and to perform its Obligations. All outstanding shares of the capital stock of Borrower and each other Obligor are duly authorized and validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower and each other Obligor is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions may not reasonably be expected to have a Material Adverse Effect.

                4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance of the Loan Documents by Borrower and each other Obligor have been duly authorized by all necessary corporate action, and do not and will not:

                        (a) Require any consent or approval not heretofore obtained of any director, stockholder, security holder or (in the case of any Creditor except where the failure to obtain any such creditor's consent may not reasonably be expected to have any Material Adverse Effect) any creditor of such Obligor;

                        (b) Violate or conflict with any provision of such Obligor's articles of incorporation or bylaws;

                        (c) Except to the extent contemplated by the Loan Documents, result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Obligor;

                        (d) Violate any Requirement of Law applicable to such Obligor in any material respect;

                        (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation involving Property or obligations in excess of $5,000,000 to which such Obligor is a party or by which such Obligor or any of its Property is bound or affected;

and neither Borrower nor any other Obligor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that may reasonably be expected to have a Material Adverse Effect.

                4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no material authorization, consent, approval, order, license or permit from, or material filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower or any other Obligor of the Loan Documents to which it is a party. All authorizations from, or filings with, any Governmental Agency described in Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in Schedule 4.3.

                4.4 Subsidiaries. As of the Closing Date, Borrower does not have any Subsidiaries and Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person other than Coast West, Inc. As of the Closing Date, Coast Resorts does not have any Subsidiaries other than Borrower and Coast West, Inc.

                4.5 Financial Statements. Borrower has furnished the audited consolidated and consolidating financial statements of Coast Resorts and its Subsidiaries for the Fiscal Year ended December 31, 1998, to the Administrative Agent and the Lenders, which financial statements fairly present the financial condition, results of operations and changes in financial position of Coast Resorts and its Subsidiaries as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

                4.6 No Material Adverse Changes. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 1998, or, as of any date subsequent to the Closing Date, since the Closing Date.

                4.7 Title to Property. On the Closing Date and on each subsequent date, Borrower (a) holds valid title in fee simple to the Gold Coast Property and all improvements located thereon, other than leased equipment, and (b) holds the lessee's interest under the Barbary Coast Lease, the Barbary Coast Parking Lease, the Orleans Lease and the New Lease, in each case, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others permitted by Section 6.9.

                4.8 Intangible Assets. Each Obligor owns, or possesses the right to use to the extent necessary in its respective business, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are necessary to complete and operate the Project Sites or which are used in the conduct of its business as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict may reasonably be expected to have a Material Adverse Effect. Without limitation on the foregoing, Borrower is not legally prohibited from using the names"Gold Coast," "Barbary Coast," "The Orleans" in Las Vegas, Nevada in connection with its hotel casinos. Each registered patent, trademark or copyright owned by any Obligor, or as to which any Obligor is a licensee, is described on Schedule 4.8 or (to the extent acquired after the Closing Date and to the extent that assignment of any such after-acquired rights to the Administrative Agent is not legally prohibited), on a supplement to the Trademark Assignment.

                4.9 Public Utility Holding Company Act. Neither Coast Resorts nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                4.10 Litigation. There are no actions, suits, proceedings or investigations pending as to which Coast Resorts or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Coast Resorts or any of its Subsidiaries or any Property of any of them (including the Real Property) before any Governmental Agency, which may reasonably be expected to have a monetary impact which is in excess of $1,000,000, and no such action, suit proceeding or investigation may reasonably be expected to have a Material Adverse Effect.

                4.11 Binding Obligations. Each of the Loan Documents to which Borrower or any other Obligor is a party will, when executed and delivered by such Obligor, constitute the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

                4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

                4.13    ERISA.

                        (a)     With respect to each Pension Plan:

                                (i)     such Pension Plan complies in all
                material respects with ERISA and any other applicable Laws to the extent that noncompliance may reasonably be expected to have a Material Adverse Effect;

                                (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that may reasonably be expected to have a Material Adverse Effect;

                                (iii)   no "reportable event" (as defined in
                Section 4043 of ERISA) has occurred that may reasonably be expected to have a Material Adverse Effect; and

                                (iv)    neither Coast Resorts nor any of its
                Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that may reasonably be expected to have a Material Adverse Effect.

                        (b)     Neither Coast Resorts nor any of its
        Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that may reasonably be expected to have a Material Adverse Effect.

                4.14 Regulations T, U and X; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither Coast Resorts nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                4.15 Disclosure. No statement made by Borrower or any of its Affiliates to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made, provided that no representation as to the Projections is made in this Section (the Projections being the subject of Section 4.17 hereof).

                4.16 Tax Liability. Coast Resorts and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Coast Resorts or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material item or portion of Property of Coast Resorts or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                4.17 Projections. As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved.

                4.18    Hazardous Materials. Except as described in Schedule
4.18 or except as would not individually or in the aggregate have a Material Adverse Effect, (a) none of Coast Resorts nor any of its Subsidiaries nor any of their affiliated predecessors in interest at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under any Project Site (or, to the best of Borrower's knowledge, any other Real Property) in violation of any Hazardous Materials Law, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property, (c) no Project Site nor any portion thereof (nor, to the best knowledge of Borrower, any other Real Property) is or has been utilized by Coast Resorts or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Coast Resorts or any of its Subsidiaries on any Project Site, or transported to or from any Project Site, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

                4.19 Gaming Laws. Coast Resorts and its Subsidiaries are in compliance in all material respects with all Gaming Laws that are applicable to them.

                4.20 Security Interests. Upon the execution and delivery thereof, each of the Security Agreement, the Coast Resorts Security Agreement, the Coast Resorts Pledge Agreement and the Trademark Assignment will create a valid security interests in the Collateral described therein securing the Obligations, and all action necessary to perfect the security interests so created (including without limitation Borrower's ownership of, or license to use, the marks described in Section 4.8), other than filing of the UCC-1 financing statements delivered to the Administrative Agent pursuant to Section
8.1 with the appropriate Governmental Agency and the filing of the Trademark Assignment with the United States Patent and Trademark Office, shall have been taken and completed to the fullest extent that such Liens may be perfected by filing. Upon the making of such filings, the security interests granted to the Administrative Agent by the Security Agreement, the Coast Resorts Security Agreement, the Coast Resorts Pledge Agreement and the Trademark Assignment will be perfected and of second priority, subject only to the Lien of the Trustee for the 13% Indenture and the matters disclosed on Schedule 6.9 or permitted by
Section 6.9(e) and (f), to the fullest extent that such Liens may be perfected by filing. Upon the execution and delivery of the

Deeds of Trust, the Deeds of Trust will create a valid Lien in the Collateral described therein to the extent constituting real property, improvements thereto and fixtures securing the Obligations, other than those arising under Sections 4.18, 5.10 and 11.22 (subject only to Permitted Encumbrances and Permitted Rights of Others), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.

                                    Article 5
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)


                So long as any Advance remains unpaid, or any Letter of Credit remains outstanding, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Subsidiaries and each other Obligor to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

                5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Coast Resorts and its Subsidiaries shall not be required to pay or cause to be paid
(a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has estab lished and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material item or portion of Property of Coast Resorts or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any Subsidiary or such authorizations would not constitute a Material Adverse Effect; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect. Borrower shall at all times be a wholly-owned Subsidiary of Coast Resorts.

                5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste or unreasonable deterioration of their respective Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of Coast Resorts and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

                5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Coast Resorts and its Subsidiaries operate and, in any event, such insurance as may be required under the Deed of Trust.

                5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Coast Resorts and its Subsidiaries need not comply with a Require ment of Law then being contested in good faith by appropriate proceedings.

                5.6 Inspection Rights - Completion of Construction Borrower hereby agrees to engage the CSC to monitor the construction of the New Project and, following the Commitment Increase Date, to prepare Construction Progress Reports for submission to the Administrative Agent. The fees for such services shall be as set forth in the letter agreement described in Section 8.3(a)(17). From the Commitment Increase Date through the Opening, Borrower shall provide CSC with such information and access to the New Project Property and the New Project and individuals employed by Borrower, the project architect and the project contractor as it may reasonably request, and shall permit CSC, the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants. All rights of the Administrative Agent and CSC under this Section may be exercised upon reasonable advance notice and at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries). Except for the fees set forth in the letter agreement referred to in Section 8.3(a)(17), the costs of all such monitoring, examining, auditing and inspection by and at the requests of the Administrative Agent or any Lender shall be borne the Administrative Agent or such Lender.

                5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Coast Resorts or any of its Subsidiaries.

                5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

                5.9     Use of Proceeds. Use the proceeds of the Loans solely
(a) to finance the repurchase and cancellation of the 10-7/8% First Mortgage Debt and the 13% First Mortgage Debt as specified in Section 8.1(b), (b) to finance capital improvements and expansion activities at The Orleans, the Gold Coast and/or the Barbary Coast, (c) to finance development and construction expenses at the New Project, provided that, until an increase in the Commitment to not less than $175,000,000, no more than $20,000,000 shall be used for this purpose and (d) for other working capital and other general corporate purposes.

                5.10 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws with regard to the Real Property, (b) any and all material claims made or threatened in writing by any Person against Coast Resorts or any of its Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials with regard to the Real Property, and (c) any Senior Officer of Borrower receives written notice or other clear evidence of any material occurrence or condition on any real property adjoining or in the vicinity of such Real Property and affecting the Real Property that may reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                5.11 Retirement of Debt. No later than January 31, 2001, retire all remaining 13% First Mortgage Debt and make arrangements satisfactory to the Administrative Agent for the termination of any deeds of trust, financing statements and other security held with respect thereto.

                5.12 Pledge of Stock. Proceed with diligence to obtain all required governmental approval to the Coast Resorts Pledge Agreement, and in any event cause Coast Resorts to execute and deliver the Coast Resorts Pledge Agreement and deliver the certificates representing 100% of the issued and outstanding capital stock of Borrower to the Administrative Agent in pledge not later than 120 days following the Closing Date.

                5.13 Sale of Barbary Coast. In the event that Borrower should at any time dispose of the Barbary Coast as permitted by Section 6.3(c), Borrower agrees to use, within the one year period following such Disposition, an amount (the "Required Amount") equal to five times EBITDA (calculated solely with respect to the Barbary Coast) for the 12 full calendar months immediately preceding such Disposition (but not in excess of the amount of

Net Cash Proceeds from such Disposition) either (a) to repay Obligations hereunder and reduce a corresponding amount of the Commitment pursuant to
Section 2.7 hereof, or (b) to pay for Capital Expenditures at The Orleans, the Gold Coast or the New Project (or some combination of the foregoing causes (a) and (b) or other Capital Expenditures approved in writing by the Requisite Lenders). Any Net Cash Proceeds from the Disposition of the Barbary Coast in excess of the Required Amount may be used for Distributions in accordance with
Section 6.6(c), for Capital Expenditures, Investments or Acquisitions made in accordance with Sections 6.15(d) or 6.16(i) or in accordance with the first sentence of this Section.

                5.14 Merger of Coast West. Cause the articles of merger of Coast West with and into Borrower to be filed with the Nevada Secretary of State within two Business Days following the Closing Date, and provide the Administrative Agent with evidence thereof.

                                    Article 6
                               NEGATIVE COVENANTS


                So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Subsidiaries or any other Obligor to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, of all of the Lenders) otherwise consents:

                6.1 Prepayment of Indebtedness. Other than as to the Obligations or as required by Section 5.11, prepay any principal or interest on any Indebtedness of Coast Resorts or any of its Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Coast Resorts or any of its Subsidiaries prior to the date when due, in each case if a Default or Event of Default then exists or would result therefrom.

                6.2 Payment of Subordinated Obligations and the Former Partner Debt. Except as expressly permitted in the last sentence of this Section 6.2, prepay any principal (including sinking fund payments) or any other amount with respect to any Subordinated Obligation or the Former Partner Debt, or purchase or redeem any Subordinated Obligation or the Former Partner Debt except for (x) regularly scheduled payments of interest made with respect to the 1999 Senior Subordinated Debt in a manner consistent with the subordination provisions of the 1999 Indenture (as in effect on the Closing Date), (y) regularly scheduled payments of principal and interest with respect to the Former Partner Debt in a manner consistent with the subordination provisions of the Former Partner Debt, and (z) regularly scheduled payments of interest with respect to other Subordinated Obligations, to the extent permitted by the subordination provisions thereof. The principal amount of the 1999 Senior Subordinated Debt may be prepaid or redeemed in a principal amount not to exceed $62,500,000, but only (a) if (i) an Event of Default does not then exist, it would not result therefrom and (ii) Borrower has not received written notice from the Administrative Agent or a Lender that a Default has occurred and such Default remains uncured; and (b) to the extent of an amount equal to the Net Cash Proceeds from any public offering by Coast Resorts of its capital stock provided that such prepayment or redemption is made within three months after such public offering.

                6.3 Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, except for the following Dispositions (including any Right of Others consisting of an option granted with respect to):

                        (a) Dispositions of obsolete, worn-out, or damaged equipment or other personal property no longer necessary to the business of Coast Resorts and its Subsidiaries;

                        (b) Dispositions of easements or minor strips and gores of property in connection with the construction of the New Project or other improvements to Real Property and which are approved in advance by the Administrative Agent as reasonably necessary to the construction or maintenance thereof, provided that the Administrative Agent shall concurrently receive any endorsements to its policy of title insurance as it may reasonably request in connection therewith;

                        (c) subject to the requirements of Section 5.13, the Disposition of the Barbary Coast and/or the Rancho Property;

                        (d) to the extent that the same constitute Dispositions, Distributions contemplated by Section 6.6(b) and (c);

                        (e) Disposition of aircraft owned as of the Closing Date; and

                        (f) additional Dispositions of equipment or other Property (other than any Project Site or improvements thereon) having a cumulative aggregate fair value not in excess of $10,000,000.

provided, however, that this Section shall not apply to prohibit a Disposition to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Disposition, (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance and (iii) the Net Cash Proceeds from such Disposition are paid to the Administrative Agent promptly after receipt and applied to reduce the principal outstanding under the Notes (first, to Base Rate Loans and thereafter to LIBOR Loans, shortest Interest Periods first, or to cash collateralize the Notes in an interest bearing account with the Administrative Agent), and to correspondingly reduce the Commitment (effective in the case of any cash collateralization of LIBOR Loans upon the expiration of the related Interest Period) and provided further that nothing in this Section shall apply to restrict the Disposition of any of the equity securities of any Person that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law to the extent such restriction is unlawful under that Gaming Law.

                6.4 Hostile Tender Offers. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corporation or business entity has notified Coast Resorts or Borrower that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

                6.5 Mergers. Merge or consolidate with or into any Person, except:

                        (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or another Subsidiary of Borrower (in the case of any such merger or consolidation to which Borrower is a party, with Borrower as the surviving entity), provided that Borrower and each of such Subsidiaries have executed such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger; and

                        (b) mergers or consolidations of Borrower or any of its Subsidiaries with any other Person, provided that (i) either (A) Borrower or such Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instrument, the Obligations of Borrower or such Subsidiary, as the case may be, (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom, and (iii) as a result thereof, no Change of Control has occurred.

                6.6 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, other than:

                        (a) Distributions from any Subsidiary of Borrower to Borrower;

                        (b) Provided that no Default or Event of Default shall have occurred or be continuing or would result therefrom, Distributions (by Borrower to Coast Resorts and by Coast Resorts, without duplication) (i) made prior to the Opening in an aggregate amount not to exceed $5,000,000, and (ii) made following the Opening, during any Fiscal Year (including that in which the Opening occurs) in an amount which does not exceed 40% of Net Income for the prior Fiscal Year (minus in the case of the Fiscal Year in which the Opening occurs, the amount actually distributed pursuant to clause (i)), provided that in the case of any Distribution made pursuant to clause (ii) of this paragraph, that (A) after giving pro forma effect to the making of such Distribution as of the last day of the then most recent Fiscal Quarter, Borrower is in pro forma compliance with the Fixed Charge Coverage Ratio, and (B) as of the last day of the most recent Fiscal Quarter, the Total Leverage Ratio is not greater than 4.00:1.00;

                        (c) Distributions from Borrower to Coast Resorts permitted under the last sentence of Section 5.13;

                        (d) Distributions payable solely in capital stock of Coast Resorts of the same class as to which such Distributions are payable;

                        (e) Dividends or other payments by Borrower to Coast Resorts in an aggregate amount not to exceed $500,000 per fiscal year to pay accounting, legal, corporate reporting and other administrative expenses of Coast Resorts in the ordinary course of business;

                        (f) Payments of amounts required for any repurchase, redemption, retirement or other acquisition of any Capital Stock of the Borrower or Coast Resorts (and the payment of dividends by the Borrower to Coast Resorts to fund any such payments) or any options or rights to acquire such Capital Stock of the Borrower or Coast Resorts owned by any director, officer or employee of the Borrower or any of its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement, or otherwise upon the death, disability, retirement or termination of employment or departure from the Borrower; provided that the aggregate price paid for all such repurchased, redeemed, retired or acquired Capital Stock of the Borrower or options shall not exceed in the aggregate $2,000,000;

                        (g) Permitted Tax Distributions, provided that not less than 10 Business Days prior to the making thereof, Borrower has provided to the Administrative Agent calculations thereof which are in form and detail reasonably acceptable to the Administrative Agent;

                        (h) Distributions to the former partners of the Gold Coast Hotel and Casino, a Nevada partnership, or the Barbary Coast Hotel and Casino, a Nevada partnership, in an aggregate amount not to exceed $1,500,000 during the term of this Agreement to pay income tax liability incurred as such partners and assessed after the Closing Date; and

                        (i) Distributions in an aggregate amount not to exceed $1,000,000 during the term of this Agreement consisting of the redemption or repurchase of any debt or equity securities of Coast Resorts or any Subsidiary thereof required by, and in accordance with, any order of any Gaming Board, provided that Coast Resorts or such Subsidiary has used its reasonable best efforts to effect a disposition of such securities to a third-party and has been unable to do so.

                6.7 ERISA. At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, may reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so may reasonably be expected to result in a Material Adverse Effect.

                6.8 Change in Nature of Business. Make any material change in the nature of the business of Coast Resorts and the its Subsidiaries, taken as a whole.

                6.9 Liens, Negative Pledges and Rights of Others. Create, incur, assume or suffer to exist any Lien, Negative Pledge prohibiting the granting of Liens to the Lenders or any Right of Others of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

                        (a)     Liens and Negative Pledges described on Schedule
        6.9;

                        (b)     Permitted Encumbrances and Permitted Rights of
        Others;

                        (c) Liens and Negative Pledges held by the trustee for the holders of the 13% Mortgage Debt securing 13% Mortgage Debt permitted by Section 6.10(a)

                        (d) Liens and Negative Pledges in favor of the Administrative Agent and the Lenders under the Loan Documents;

                        (e) To the extent that the same constitute Liens or Rights of Others, the exceptions reflected on Schedule B to the ALTA Lender's policies of title insurance described in Section 8.1;

                        (f) purchase money Liens securing Indebtedness, including any interest or title of a lessor under any Capital Lease Obligation and the obligations under any Swap Agreement so provided, permitted by Section 6.10(c) on and limited to the Property acquired, constructed or financed with the proceeds of such Indebtedness and Negative Pledges in favor of the holders of such Indebtedness with respect to such Property;

                        (g) Liens on Property acquired by Borrower and its Subsidiaries following the Closing Date securing Indebtedness permitted by Section 6.10, which are in existence at the time of such acquisition and not created in contemplation thereof; and

                        (h) any Lien or Negative Pledge to the extent constituting a renewal, extension, refunding, refinancing or replacement of any Lien or Negative Pledge referred to in clauses (a), (f) or (g) of this Section, provided that (i) such Lien or Negative Pledge relates solely to the Property which was subject to the Lien or Negative Pledge securing the obligation so renewed, extended, refunded, refinanced or replaced and (ii) no Lien or Negative Pledge in favor of the Holders of the 13% Mortgage Debt shall be so extended, refunded, refinanced or replaced.

                6.10 Indebtedness and Contingent Obligations. Create, incur, assume or suffer to exist any Indebtedness or Contingent Obligation except:

                        (a) Indebtedness and Contingent Obligations existing on the Closing Date and disclosed in Schedule 6.10, and renewals, extensions or amendments that do not increase the amount thereof, provided that the 13% Mortgage Debt shall be retired when and as required by Section 5.11;

                        (b) Indebtedness and Contingent Obligations under the Loan Documents;

                        (c) purchase money Indebtedness and Capital Lease Obligations incurred when no Default or Event of Default has occurred and remains continuing, provided that the aggregate principal amount of such Indebtedness and Capital Lease Obligations outstanding at any time does not exceed $25,000,000 and Swap Agreements relating to any such Indebtedness;

                        (d) Indebtedness consisting of one or more Swap Agreements entered into with respect to the Obligations;

                        (e) Subordinated Obligations incurred when no Default or Event of Default exists;

                        (f)     amendments, renewals, extensions and
        refinancings of any of the Indebtedness and Capital Lease Obligations described in the foregoing clauses of this Section (other than amendments, renewals, extensions and refinancings after the Closing Date of the 13% Mortgage Debt), provided that the principal amount thereof is not increased;

                        (g)     unsecured Indebtedness in respect to
        performance, surety, or appeal bonds, completion guarantees or similar instruments provided in the ordinary course of business and in an aggregate amount not to exceed $10,000,000; and

                        (h) unsecured Indebtedness (i) of Borrower and its Subsidiaries to Coast Resorts and its Subsidiaries, and (ii) of Coast Resorts and its other Subsidiaries to Borrower and its Subsidiaries to the extent that the funding of such Indebtedness would have been permitted by Section 6.6 had it been a Distribution, provided that in the case of any Indebtedness permitted under this clause (ii), the amount of Distributions permitted under Section 6.6 shall be reduced by the principal amount of any such outstanding Indebtedness.

                6.11 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus and other compensation arrangements, including employee benefit plans, with directors, officers, partners or employees, and customary directors fees and indemnities, in each case in the ordinary course of business and those no more favorable than those in existence as of the Closing Date, (b) transactions between or among any of Coast Resorts and its Subsidiaries, (c) transactions on overall terms at least as favorable to Coast Resorts or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, (d) loans to employees of Coast Resorts and its Subsidiaries in the ordinary course of their business, provided that any loan in excess of $200,000 shall have been approved by the disinterested members of the Board of Directors of Borrower; (e) any Construction and Design Contract for the New Project approved by the disinterested members of the board of directors of Coast Resorts and the relevant Subsidiaries thereof, the terms of which are disclosed to the Administrative Agent, (f) Distributions by Coast Resorts permitted by Section 6.6, and (g) any Tax Agreement providing for cash payments to the equityholders of Coast Resorts not in excess of the Tax Amount.

                6.12 Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter to exceed 1.75:1.00 provided that, should the Commitment be increased to the amount of at least $175,000,000 (a) such required ratio shall immediately increase to 2.00:1.00, (b) Borrower may elect, concurrently with the Commitment Increase Date, to have such required ratio thereafter increased to 2.75:1.00 as of the last days of six consecutive Fiscal Quarters (provided that no more than two of such selected Fiscal Quarters end after the Completion Date) and (c) following such six Fiscal Quarters (and in any event not later than the end of the second full Fiscal Quarter following the Opening) such required ratio shall be changed to 2.50:1.00.

                6.13 Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to exceed 4.50:1.00 provided that, should the Commitment be increased to the amount of at least $175,000,000 (a) Borrower may elect, concurrently with the Commitment Increase Date, to have such required ratio thereafter increased to 5.00:1.00 for a period of five consecutive Fiscal Quarters (provided that no more than one of such selected Fiscal Quarter ends after the Completion Date) and (b) following such five Fiscal Quarter period (and in any event not later than the end of the first full Fiscal Quarter following the Opening) such required ratio shall be returned to 4.50:1.00.

                6.14 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 1.25:1.00.

                6.15 Capital Expenditures. Make or commit to make any Capital Expenditure other than:

                        (a) Maintenance Capital Expenditures not to exceed $15,000,000 per annum, increasing, from and after the Opening, to $22,000,000 per annum;

                        (b) other Capital Expenditures in an aggregate amount that do not, when aggregated with the outstanding amount of any Acquisitions and Investments made under Section 6.16(i), exceed (i) $40,000,000 between the Closing Date and the Maturity Date, plus (ii) an additional $60,000,000 following the Opening;

                        (c) following an increase in the Commitment to an amount of at least $175,000,000, other Capital Expenditures for the development of the New Project in an amount not to exceed $150,000,000 (excluding capitalized interest);

                        (d) other Capital Expenditures in an amount expressly permitted by the first sentence of Section 5.13, and

                        (e) following an increase in the Commitment to an amount of at least $175,000,000, other Capital Expenditures in an amount equal to any Net Cash Proceeds from the Disposition of the Rancho Property and/or the Barbary Coast that are not used or to be used as specified in the first sentence of Section 5.13.

                6.16 Acquisitions and Investments. Make any Acquisition or make or suffer to exist any Investment, other than:

                        (a)     Investments consisting of Cash and Cash
        Equivalents;

                        (b) Investments consisting of advances to officers, directors, partners and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                        (c) Investments in Subsidiaries engaged solely in businesses reasonably related to the conduct of the business of the Borrower's hotel and casino properties existing as of the Closing Date (and/or the New Project) and which are made in compliance with Section 6.17; and

                        (d) Investments consisting of credit extended to customers in the ordinary course of business and in accordance with past practices;

                        (e) Investments existing as of the Closing Date and described on Schedule 6.16 and renewals and extensions thereof, limited to the amount of such Investment described on such Schedule;

                        (f) Advances and loans to employees of the Borrower or any of its Subsidiaries in the ordinary course of business; provided that the aggregate amount of such Investments does not exceed $1,000,000;

                        (g) Investments made as a result of the receipt of non-cash consideration from any Disposition permitted under Section 6.1;

                        (h) Investments entered into in the ordinary course of business consisting of (i) Swap Agreements not prohibited hereby,
        (ii) utility or security deposits and similar prepaid expenses, and
        (iii) stock, obligations or securities received in satisfaction of judgments against third parties, foreclosure of Liens or good faith settlement of litigation, disputes or other debts;

                        (i) Other Investments and Acquisitions made following the Opening, provided that the aggregate amount of such Investments outstanding at any time does not, when aggregated with Capital Expenditures under Section 6.15(b), exceed $100,000,000; and

                        (j) Other Investments made following the Opening and acquired solely in exchange for permanent equity capital stock of Coast Resorts.

                6.17 New Subsidiaries. Make or suffer to exist any Investment in any Subsidiary, or form or acquire any Subsidiary, unless concurrently with such Investment, acquisition or formation, (a) Borrower and each Affiliate of Borrower has pledged its interest in the capital stock and debt securities of such Subsidiary to the Administrative Agent and the Lenders, (b) such Subsidiary has issued a guaranty of the Obligations and has granted perfected first priority Liens in substantially all of its Property, in each case pursuant to a Subsidiary Guaranty, a Subsidiary Security Agreement and/or a Subsidiary Pledge Agreement which are in form and substance acceptable to the Administrative Agent, and (c) Borrower and such Subsidiary have provided to the Administrative Agent such other opinions, assurances and the like as the Administrative Agent or the Requisite Lenders have reasonably requested.

                6.18 Changes to Certain Obligations. Make any changes, amendments or modifications to the terms of the 13% Indenture or the 1999 Indenture, or any other Subordinated Obligations which are materially adverse to the interests of the Creditors.

                6.19 Construction of the New Project. Each of the following shall be applicable only following the Commitment Increase Date.

                        (a) Fail to proceed diligently and without material interruption to construct and furnish the New Project in accordance in all material respects with the Plans, the Budget and the Timetable (as amended from time to time in accordance with the provisions of this
        Section 6.19), and in any event on or before the Completion Date.

                        (b) Make any change to the Plans or Budget which would (i) allocate or require the allocation of more than $2,000,000 (in the aggregate of all such allocations) of the "contingency" line item in the Budget to any line item not included in the Budget as of the Commitment Increase Date without the prior written consent of the Requisite Lenders (not to be unreasonably withheld or delayed), (ii) increase the overall Budget (when established pursuant to Section 8.3) by more than 10%, or make any change to the Timetable which would result in any benchmark described therein being delayed for more than six months from the date established therein, or, in any event make any change to the Plans, the Budget or the Timetable which would cause the Completion Date to occur after January 1, 2001, (iii) result in any change in the scope of the New Project so that the square footage of the casino area would be decreased by more than 5%, or (iv) delete or amend any of the material amenities described in the Plans or Budget.

                        (c) Fail to construct the New Project in a good and workmanlike manner in accordance with sound building practices and without material deviation from the Plans, and comply in all material respects with all existing Laws and requirements of all Governmental Agencies having jurisdiction over the New Project Property or the New Project and in all material respects with all future Laws and requirements that become applicable to the New Project Property or the New Project prior to the Completion Date.

                        (d) Purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the New Project Property under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession (except for such reservations as may arise solely by operation of Law), or the right to consider such materials personal property after their incorporation in the work of construction (except to the extent permitted by Section 6.9 hereof), unless the Administrative Agent in each instance has authorized Borrower to do so in writing.

                        (e) Fail to promptly pay prior to delinquency (subject to applicable retentions) or otherwise discharge all claims and Liens for labor done and materials and services furnished in connection with the construction of the New Project, except for claims contested in good faith by appropriate proceedings and without prejudice to the Timetable, provided that any such claims are covered by such payment bonds or title insurance policy endorsements as may be reasonably requested by the Administrative Agent.

                        (f) Fail to promptly provide to the Administrative Agent and CSC such information and documents respecting the New Project as either may reasonably request from time to time, including detailed identification of each significant subcontractor or supplier to the New Project and the nature and dollar amount of the related subcontract or supply contract.

                        (g) Fail to properly obtain, comply with and keep in effect all permits, licenses and approvals which are customarily required to be obtained from Governmental Agencies in order to construct and occupy the New Project as of the then current stage of construction, and deliver copies of all such permits, licenses and approvals to the Administrative Agent promptly following a written request therefor.

                        (i) Fail to provide any and all information which is reasonably required for the preparation of a monthly Construction Progress Report, to cooperate in the preparation of each Construction Progress Report and, if requested by the Administrative Agent, cause the New Project architect and general contractor to certify that the improvements constructed as of the date of any Construction Progress Report conform to the Plans in all material respects;

                        (j) Fail to maintain a full set of working drawings at the New Project Property for review by CSC;

                        (k) Fail, within 15 days following any written request by the Administrative Agent, to deliver (i) then current construction plans for the New Project certified as true and correct by the New Project architect and the project engineer, (ii) a then current list of the names, addresses and telephone numbers of each contractor, subcontractor and material supplier with respect to the New Project and the dollar value and amounts paid with respect to the related contracts, and (iii) then current versions of the construction schedule for all uncompleted work on the New Project and all executed contracts and subcontracts for such work;

                        (l) Fail to promptly notify the Administrative Agent if it purchases any construction materials for the New Project having a value in excess of $1,000,000 that are not located on the New Project Property, or will not be delivered to the New Project Property within fifteen days after purchase (describing such construction materials, the purchase price therefor and the location thereof) and, if requested by the Administrative Agent, provide to the Administrative Agent the written acknowledgment of the Person having custody of such construction materials of the existence of the Administrative Agent's Lien on such construction materials and the right of the Administrative Agent to have access to and to remove such construction materials when an Event of Default has occurred and remains continuing.

                        (m) On or before the Opening, fail to provide the Administrative Agent with a written certificate executed by the project architect and contractor certifying that the New Project has been completed in all material respects in accordance with the Plans and complies in all material respects with all applicable zoning, building and land use Laws and that the New Project is ready to be opened for business together with a Certificate executed by a Senior Officer to that effect.

                        (n) Fail, as soon as practicable after completion of the New Project, provide the Administrative Agent with an ALTA survey of the New Project Property that (i) demonstrates compliance of the New Project in all material respects with all applicable Laws and requirements of Governmental Agencies, (ii) sets forth all recorded easements and licenses burdening the New Project Property, (iii) reflects no encroachments onto the New Project Property and no encroachments by the New Project onto adjoining real property (other than as reflected on the ALTA Survey described in the definition of New Project Property) and (iv) certifies the legal description of the New Project Property to be the same as that set forth in the title insurance policy referred to in Section 8.3.

                                    Article 7
                     INFORMATION AND REPORTING REQUIREMENTS


                7.1 Financial and Business Information. So long as any Advance remains unpaid, or any Letter of Credit remains outstanding, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent, a sufficient number of copies for all of the Lenders, of the following:

                        (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, (i) the consolidated and consolidating balance sheet, statement of income and cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail, and (ii) a quarterly operating report with a narrative description in a format which is mutually acceptable to Borrower and the Administrative Agent. Such financial statements shall be certified by the Chief Financial Officer or Treasurer of Coast Resorts as fairly presenting the financial condition, results of operations and cash flows of Coast Resorts and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                        (b) As soon as practicable, and in any event within 90 days after the end of each Fiscal Year, the consolidated and consolidating balance sheet, statements of operations and cash flows, in each case of Coast Resorts and its Subsidiaries for such Fiscal Year, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report and opinion of independent public accountants of recognized standing selected by Coast Resorts and reasonably satisfactory to the Requisite Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions which are not acceptable to the Requisite Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.12, 6.13, 6.14 and 6.15 have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

                        (c) As soon as practicable, and in any event within 90 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the four succeeding Fiscal Years, including projected consolidated balance sheets, statements of operations and statements of cash flow of Coast Resorts and its Subsidiaries, all in reasonable detail;

                        (d) Promptly after the same are available, copies of each material change to the Plans (whether such changes require the consent of the Lenders or not). Without limitation on the foregoing, Borrower shall promptly provide CSC with (i) copies of all change orders with respect to the Plans including plans and specifications indicating the proposed change, a written description of the proposed change and related work drawings and a written estimate of the cost of the proposed change and the time necessary to complete it, and (ii) any and all other information and documents with respect thereto reasonably requested by CSC;

                        (e) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to Coast Resorts by independent accountants in connection with the accounts or books of Coast Resorts or any of its Subsidiaries, or any audit of any of them;

                        (f) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Coast Resorts, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this
        Section 7.1;

                        (g) Promptly after the same are available, copies of the Nevada "Regulation 6.090 Report" and "6-A Report" and copies of any written communication to Borrower or any other Obligor from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Borrower or any other Obligor;

                        (h) Promptly after request by the Administrative Agent or any Lender, copies of any other material report or other document that was filed by Coast Resorts or any of its Subsidiaries with any Governmental Agency;

                        (i) Promptly, and in any event within ten Banking Days upon a Senior Officer becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or
        (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Coast Resorts or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                        (j) As soon as practicable, and in any event within three Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;

                        (k) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Coast Resorts or any of its Subsidiaries that is $1,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement involving Indebtedness in excess of $1,000,000 or a material lease has asserted a default thereunder on the part of Coast Resorts or any of its Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Coast Resorts or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $1,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Coast Resorts or Borrower of its intent to strike Coast Resorts or any of its Subsidiaries on a date certain and such strike would involve more than 100 employees of Coast Resorts and its Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Coast Resorts or any of its Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Coast Resorts or its Subsidiaries are taking or propose to take with respect thereto; and

                        (l) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

                7.2 Compliance Certificates. For so long as any Advance remains unpaid, any Letter of Credit remains outstanding, any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall deliver to the

Administrative Agent for distribution
by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) a properly completed Compliance Certificate signed by a Senior Officer.

                                    Article 8
                                   CONDITIONS

                8.1 Initial Advances on the Closing Date. The obligation of each Lender to make the initial Advance to be made by it on the Closing Date, and the obligation of the Issuing Lender to issue the initial Letter of Credit, are each subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances and the issuance of the initial Letter of Credit (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

                        (a) The Administrative Agent shall have received all of the fol lowing, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                                (1) executed counterparts of this Agreement, sufficient in number for distribution to the Lenders and Borrower;

                                (2) a Note executed by Borrower in favor of Bank of America National Trust and Savings Association, in the principal amount of $75,000,000;

                                (3)     the Swing Line Documents executed by
                Borrower in favor of the Swing Line Lender;

                                (4)     the Deeds of Trust, executed and
                acknowledged by Borrower;

                                (5)     the Security Agreement executed by
                Borrower and the Coast Resorts Security Agreement executed by Coast Resorts;

                                (6) such financing statements on Form UCC-1 executed by Borrower and Coast Resorts with respect to the Security Agreement and the Coast Resorts Security Agreement, as the Administrative Agent may request;

                                (7) the Trademark Assignment, executed by Borrower;

                                (8)     the Guaranty, executed by the
                Guarantors;

                                (9)     an amendment to the Escrow Agreement
                dated as of January 30, 1996 among Borrower, Coast Resorts, Bank of America Nevada and American Bank National Association which is in form and substance acceptable to the Administrative Agent;

                                (10) a certified execution copy of each of the 13% Indenture, the 1999 Indenture, the Former Partner Debt, the Orleans Lease, the New Lease, the Barbary Coast Lease, the Barbary Coast Parking Lease and the Tax Sharing Agreement;

                                (11) the fee letters with respect to certain fees as described in Article 3, executed by Borrower;

                                (12)    such documentation with respect to
                Borrower and each other Obligor as the Administrative Agent may require to establish its due organization, valid existence and good standing, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, and incumbency certificates;

                                (13)    an estoppel certificate and
                nondisturbance agreement executed by the landlord for each of the Orleans Lease and the New Lease (containing any modifications to such leases reasonably required by the Lenders) to ensure the Lenders' ability to realize its security interest in such leasehold estates;

                                (14) a "Phase I" environmental report with respect to the Gold Coast and The Orleans;

                                (15)    a written appraisal by a qualified
                independent appraiser acceptable to the Administrative Agent and complying in all respects with FIRREA of each of The Orleans that reflects a fair market value of $100,000,000;

                                (16)    a certificate of insurance issued by
                Borrower's insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Deeds of Trust, including without limitation flood insurance and a policy or policies of bailer's "all risk" insurance in non-reporting form and in an amount not less than the then current value of the improvements located on the Project Sites, on a replacement cost basis, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Agent;

                                (17)    assurances acceptable to the
                Administrative Agent that Commonwealth Land Title Insurance Company is prepared to issue its ALTA lenders policy, insuring that Borrower (a) is the owner of the Gold Coast Property in fee simple absolute, subject only to Permitted Encumbrances and (b) holds the leasehold interest under each of the Orleans Lease and the New Lease, and insuring the Lien of each Deed of Trust in an amount not less than the amount of the Commitment, subject only to the exceptions to title described on Schedule 6.9 and with endorsements to coverage as are reasonably acceptable to the Administrative Agent or as are reasonably requested by the Requisite Lenders (including any endorsements providing coverage as to exceptions to title described on Schedule 6.9 as may be reasonably requested by the Administrative Agent with respect thereto), with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

                                (18)    the Opinions of Counsel;

                                (19) evidence satisfactory to the Requisite Lenders of such zoning (including variances and use permits) and other land use entitlements as may be necessary to permit the use of the New Project as a hotel, casino and resort property;

                                (20) such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents (other than as to the proposed pledge of the stock of Borrower to the Administrative Agent) to the extent that such approval is required by applicable Gaming Laws;

                                (21) a Certificate of a Responsible Official signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(e) and 8.1(f) have been satisfied;

                                (22)    such other assurances, certificates,
                documents, consents or opinions as the Administrative Agent reasonably may require.

                        (b) Borrower shall concurrently purchase and cancel not less than 90% of the outstanding principal amounts of the 13% First Mortgage Debt and all of the 10-7/8% First Mortgage Debt pursuant to agreements acceptable to the Administrative Agent, and for any such debt that has been terminated in full, shall have




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        made arrangements satisfactory to the Administrative Agent for the termination of any deeds of trust, financing statements and other security held with respect thereto.

                        (c) Evidence that the security interests of the Administrative Agent in the personal property of Borrower are of first priority, except as set forth in Section 4.20 or otherwise contemplated by the Loan Documents.

                        (d) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower no less than two days prior to the Closing Date, shall have been paid.

                        (e) The representations and warranties of Borrower contained in Article 4 shall be true and correct.

                        (f) Borrower and any other Obligors shall be in compliance with all the terms and provisions of the Loan Documents, and after giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

                        (g) The fees due and payable on the Closing Date pursuant to Article 3 shall have been paid.

                        (h) Borrower shall have received, or shall concurrently receive, the net proceeds of the issuance of the 1999 Senior Subordinated Notes.

                        (i) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Administrative Agent.

                8.2 Any Advance. The obligation of each Lender to make any Advance which would increase the outstanding principal Indebtedness evidenced by the Notes, the obligation of the Lenders to make any LIBOR Loan, the obligation of the Issuing Lender to issue any Letter of Credit, and the obligation of the Swing Line Lender to make any Swing Line Advance, are each subject to the conditions precedent that:

                        (a) except as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than the representations set forth in Sections 4.4, 4.10 and 4.17) shall be true and correct on the date of such Advance as though made on that date;

                        (b) There shall not be any pending or threatened action, suit, proceeding or investigation affecting Coast Resorts or any of its Subsidiaries before any Governmental Agency that constitutes a Material Adverse Effect;

                        (c) except as provided for in Section 2.1(g), the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) or the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2;

                        (d) no Default or Event of Default shall have occurred and remain continuing or will result from such Advance or Swing Line Advance or the issuance of such Letter of Credit;

                        (e) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Requisite Lenders reasonably may require.

                8.3 Conditions to Increase in Commitment. The effectiveness of any increase in the Commitment above $75,000,000 is subject to the following conditions precedent:

                        (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                                (1) Replacement Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share of the revised Commitment;

                                (2) A Leasehold Deed of Trust, Assignment of Rents and Fixture Filing (the "Barbary Coast Deed of Trust") executed and delivered by Borrower in favor of the Lenders with respect to Borrower's interest under the Barbary Coast Ground Lease and the Barbary Coast Parking Lease;

                                (3) If requested by the Lenders, an estoppel certificate and non-disturbance agreement executed by the landlord for each of the Barbary Coast Ground Lease and the Barbary Coast Parking Lease (containing any modifications to such lease as recently required by the Lenders) to ensure the Lenders' ability to realize its security interest in such leasehold estates (it being understood that the Administrative Agent shall not require attornment agreements from tenants under customary retail leases);

                                (4)     Such environmental reports and
                assessments as may have been requested by the Administrative Agent or the Lenders in connection with the New Project or the Barbary Coast;

                                (5) Written appraisals of the Project Sites conducted by appraisers acceptable to the Administrative Agent showing that the aggregate fair market values of the Project Sites (including any "as-built" appraisal of the New Project) are not less than $300,000,000;

                                (6)     A certificate of insurance issued by
                Borrower's insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Barbary Coast Deed of Trust, including without limitation, flood insurance and a policy or policies of bailer's "all risk" insurance in non-reporting form and in an amount not less than the then current value of the improvements located on the Barbary Coast Property, on a replacement cost basis, together with lender's loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Agent;

                                (7)     Assurances acceptable to the
                Administrative Agent that Commonwealth Land Title Insurance is prepared to issue its ALTA lenders policies, insuring that Borrower holds the leasehold interest under each of the Barbary Coast Ground Lease and the Barbary Coast Parking Lease and insuring the Lien of the Barbary Coast Deed of Trust in amount not less than the amount of the Commitment (subject to tie-in endorsements as to the policies referred to in the next paragraph), subject only to Permitted Encumbrances and exceptions acceptable to the Administrative Agent and with endorsements to coverage as are acceptable to the Administrative Agent, with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

                                (8)     Endorsements from applicable title
                insurance companies with respect to any title insurance policies otherwise held by the Lenders pursuant to the Loan Documents increasing the insured amounts thereunder to the then effective amount of the Commitment (subject to tie-in endorsements as to the policies referred to in the preceding paragraph) and otherwise as the Administrative Agent may reasonably require.

                                (9) Updates, restatements or replacements for the Opinions of Counsel and the estoppels provided pursuant to Section 8.1(a)(13) as the Administrative Agent may require.

                                (10)    an ALTA survey which (i) shows all
                "set-backs" and other restrictions applicable to the New Project Property pursuant to requirements of Governmental Agencies and applicable covenants, conditions and other private restrictions, (ii) shows all easements, licenses and other rights of way, (iii) shows no encroachments onto the New Project Property or from the New Project Property onto adjoining property, and (iv) certifies the legal description of the New Project Property as insured in the Lenders' title policy with respect to the New Project Property.

                                (11)    a certificate pursuant to which the
                person who prepared such ALTA survey certifies to Lender and the applicable title insurer that the survey was made on the ground and in accordance with the Minimum Standard Detail Requirements of Land Title Surveys established by the A.L.T.A. and A.C.S.M., and is correct and complete; that access to the New Project Property, and utilities shown on the survey, are sufficient and in accordance with applicable requirements; that the New Project Property does not fall within a designated flood hazard area; and as to such other matters as the Administrative Agent requires.

                                (12) a Certificate of a Responsible Official of Borrower stating that attached thereto and incorporated therein by reference are true, correct and complete copies of the architect contract for the New Project;

                                (13) The Timetable, the Budget, the Plans and the Completion Date shall have been approved by the Administrative Agent and the Lenders;

                                (14)    a geotechnical report by a qualified
                licensed soils engineer satisfactory to the Lenders and certified as applicable to the improvements of the New Project Property contemplated by the New Project;

                                (15)    evidence satisfactory to the
                Administrative Agent of such zoning (including variances and use permits) and other land use entitlements as may be necessary to permit the use of the improvements on the New Project Property as a hotel, casino and resort property;

                                (16) Such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the increase in the Commitment and associated transactions contemplated by any revisions to the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                                (17)    A letter agreement with the
                Administrative Agent setting forth the fees to be payable to CSC in connection with the New Project (which fees shall be mutually acceptable to the Administrative Agent and the Borrower);

                                (18) A certificate of a Responsible Official signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 8.2(a) and 8.2(d) have been satisfied and setting forth (i) the six Fiscal Quarters selected by Borrower for a 2.75:1.00 maximum Senior Leverage Ratio requirement (as set forth in Section 6.12), and (ii) the five Fiscal Quarters selected by Borrower for a 5.00:1.00 maximum Total Leverage Ratio requirement (as set forth in Section 6.13);

                                (19)    Such other assurances, certificates,
                documents, consents or opinions as the Administrative Agent may require;

                        (b) The reasonable costs and expenses of the Administrative Agent in connection with its preparation and review of materials associated with the increase in the Commitment shall have been paid in accordance with Section 11.3.

                        (c) Borrower shall have paid to the Administrative Agent, for the account of the Lenders, any fees as may have been agreed upon in connection with any increase to the Commitment upon the Commitment Increase Date (it being understood that such fees may not be proportionately equal as to each Lender).

                8.4 Conditions to Advances. Unless the Requisite Lenders have otherwise agreed in writing, the making by any Lender of any Advance with the knowledge that any condition to such Advance is not fulfilled shall constitute a waiver of such condition only with respect to the Advance made, and such condition shall be a condition to all further Advances until fulfilled. In addition, and regardless of whether Borrower thereafter requests any further Advance, the making by any Lender of any Advance requested by Borrower shall obligate Borrower to promptly and diligently fulfill any conditions to such Advance that were not fulfilled at the time such Advance was made.

                                    Article 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT


                9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                        (a) Borrower (i) fails to pay any principal on any of the Notes, or any portion thereof, on the date when due, (ii) fails to make any payment with respect to any Letter of Credit when due, or
        (iii) fails to make any payment of principal with respect to any Swing Line Advance when due; or

                        (b) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.2, 3.3, 3.4, 3.5 or 3.6 or any portion thereof, within two Banking Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Banking Days after demand therefor; or

                        (c) Borrower fails to comply with any of the covenants contained in Article 6;

                        (d) Borrower or any other Obligor fails to perform or observe any other covenant or Agreement (not specified in clauses
        (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed within twenty-five Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

                        (e) Any representation or warranty of Borrower or any other Obligor made in any Loan Document proves to have been incorrect when made or reaffirmed, or in any certificate or other writing delivered by Borrower pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed; or

                        (f) Coast Resorts or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness for borrowed money of $5,000,000 or more, or any guaranty of present or future Indebtedness for borrowed money of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment, the exercise of any "put" exercised by the holder of such Indebtedness or otherwise or (ii) fails to perform or observe any other term, covenant or Agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future Indebtedness for borrowed money of $5,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

                        (g) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

                        (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Obligor thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                        (i) A final judgment against Coast Resorts or any of its Subsidiaries is entered for the payment of money in excess of $5,000,000 (other than any money judgment covered in full by insurance) and, absent procurement of a stay of execution, such judgment remains unsatisfied for sixty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any part of the Property of any such Person and is not released, vacated or fully bonded within sixty calendar days after its issue or levy; or

                        (j) Coast Resorts or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or

                        (k) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                        (l) Any determination is made by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

                        (m) Any Pension Plan maintained by Coast Resorts or any of its Subsidiaries is determined to have an "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

                        (n) The occurrence of any License Revocation that continues for five consecutive calendar days at any of The Orleans, Gold Coast, Barbary Coast, or New Project (after it begins operations); provided that the Borrower or any of its Subsidiaries may relinquish a Gaming License with respect to any of its hotel casinos other than The Orleans, the Gold Coast or the New Project if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Borrower or any of its Subsidiaries, as applicable, both desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Administrative Agent or the Lenders;

                        (o)     The occurrence of any Change of Control; or

                        (p) Any amendment is made to the terms of the 1999 Indenture or any instrument, document or Agreement governing Subordinated Obligations in violation of Section 6.18, or any payment of principal is made with respect to the 1999 Senior Subordinated Debt is made in violation of the subordination provisions of the 1999 Indenture.

                9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                        (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in
        Section 9.1(j):

                                (1)     the Commitment to make Advances, the
                obligation of the Issuing Lender to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Advances and all other obligations of the Creditors to the Obligors and all rights of Borrower and the other Obligors under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitment and make further Advances, and cause the Issuing Lender to issue further Letters of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                                (2)     the Issuing Lender may, with the
                approval of the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender as cash collateral hereunder; and

                                (3) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and may declare all or any part of the unpaid principal of the Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, present ment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                        (b) Upon the occurrence of any Event of Default described in Section 9.1(j):

                                (1)     the Commitment to make Advances, the
                obligation of the Issuing Lender to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Advances and all other obligations of the Creditors to the Obligors and all rights of Borrower and any other Obligors under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitment and make further Advances and to cause the Issuing Lender to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                                (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Lender in an interest-bearing account as collateral hereunder; and

                                (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                        (c) Upon the occurrence and during the continuance of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Obligor and such other rights and remedies as are provided by Law or equity. Without limitation upon the foregoing, if any Event of Default occurs after any Commitment Increase Date and before the Opening and is continuing, the Administrative Agent shall have the right (to the extent not prohibited by applicable Laws) in the sole discretion of the Requisite Lenders to enter and take possession of the New Project, whether in person, by agent or by court-appointed receiver, and to take any and all actions which the Administrative Agent in its sole discretion after consultation with the Lenders may consider necessary to complete construction of the New Project, including making changes in the Plans, work or materials and entering into, modifying or terminating any contractual arrangements, all subject to the Administrative Agent's and the Lenders' right at any time to discontinue any work without liability, provided that the Administrative Agent shall promptly discontinue the exercise of the rights provided by this sentence if the Event of Default is cured to the satisfaction of the Requisite Lenders. If the Administrative Agent and the Requisite Lenders choose to complete the New Project, neither the Administrative Agent nor the Lenders shall assume any liability to Borrower or any other Person for completing the New Project, or for the manner or quality of construction of the New Project, and Borrower expressly waives any such liability not associated with the gross negligence and willful misconduct of the Administrative Agent or the Lenders. If the Administrative Agent exercises any of the rights or remedies provided in this paragraph on behalf of the Lenders, that exercise shall not make the Administrative Agent or the Lenders, or cause the Administrative Agent or the Lenders to be deemed to be, a partner or joint venturer of Borrower. The Administrative Agent in its sole discretion may choose to complete construction in its own name. All sums which are expended by the Administrative Agent and/or the Lenders in completing construction shall be considered to have been disbursed to Borrower and shall be secured by the Collateral; any sums of principal shall be considered to be additional Loans to Borrower bearing interest at the Default Rate, and shall be secured by the Collateral. For these purposes the Administrative Agent, in its sole discretion, may reallocate any line item or cost category of the Budget.

                        (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplica tion, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                                   Article 10
                            THE ADMINISTRATIVE AGENT

                10.1 Appointment and Authorization. Subject to Section 10.8, each Creditor hereby irrevocably appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as a trustee or agent for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

                10.2 Administrative Agent and Affiliates. Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the other Creditors. Bank of America (and each successor Administrative Agent) need not account to any other Creditor for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary trust or other special relationship or any other special relationship with any other Creditor and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

                10.3 Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Creditors, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's right to reimbursement for its costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders, except that Obligations owed to any Lender under a Secured Swap Agreement shall be secured on a pari passu basis with all other Obligations up to an amount equal to the Administrative




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

Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Secured Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

                10.4 Lenders' Credit Decisions. Each Creditor agrees that it has, independently and without reliance any other Creditor or the directors, officers, agents, employees or attorneys thereof, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender agrees that it shall, independently and without reliance upon any other Creditor or the directors, officers, agents, employees or attorneys thereof, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

                10.5    Action by Administrative Agent.

                        (a) Absent actual knowledge of the Administrative Agent of the existence of a Default or Event of Default, the Administrative Agent may assume that no Default or Event of Default has occurred and is continuing, unless the Administrative Agent has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

                        (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                        (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, provided that (i) the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all of the other Creditors, and (ii) the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

                        (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), provided that (i) the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and (ii) if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

                        (e) The Administrative Agent shall have no liability to any Creditor for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

                10.6 Liability of Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                        (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

                        (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Coast Resorts or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

                        (c) Shall not be responsible to any Creditor for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

                        (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by any Obligor of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Obligor.

                        (e) Will not be responsible to any Creditor for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any

        Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

                        (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                        (g)     Will not incur any liability for any
        arithmetical error in computing any amount paid or payable by any Obligor or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

                10.7 Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent, and each of its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and reasonably allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by such indemnitee thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Obligor is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Administrative Agent to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries. To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower or any of its Subsidiaries, it shall return the amounts paid to it by the Lenders in respect of such cost or expense.

                10.8 Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty days' notice to the Lenders and Borrower. If the Administrative Agent resigns as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed or, if any Event of Default exists, required). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If (a) the Administrative Agent has not been paid its agency fees under Section 3.5 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one year and (b) no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor administrative agent as provided for above.

                10.9 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or any designee thereof) pro rata for the benefit of the Lenders in accordance with their Pro Rata Share of the Commitment and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

                10.10   No Obligations of Borrower. Nothing contained in this
Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower's obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                10.11 Permitted Release of Collateral. The Administrative Agent is hereby authorized to release its Lien on any Collateral which is the subject of a Disposition permitted hereunder, and each Lender shall confirm upon request the authority of the Administrative Agent to make any such release of Collateral.

                                   Article 11
                                  MISCELLANEOUS

                11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Creditors provided herein, in the Notes and in the other Loan Documents are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Creditors' rights to assert them in whole or in part in respect of any other Loan.

                11.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Obligor therefrom, may in any event be effective unless in writing signed or approved in writing by the Requisite Lenders or by the Administrative Agent with the consent of the Requisite Lenders (and, in the case of any amendment, modification or supplement to (i) Article 10, signed by the Administrative Agent, and (ii) to any Loan Document, signed by the Obligors party thereto), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective:

                        (a) Except as provided by Section 2.8, to amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Lender (except in connection with any assignments made in accordance with Section 11.8 with the consent of all necessary parties) or to decrease the amount of any commitment fee payable to any Lender, or to decrease any other fee or amount payable to any Lender under the Loan Documents;

                        (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee or letter of credit fee, or to extend the term of the Commitment, or to release the Guaranty (except as otherwise provided in any Loan Document);

                        (c) To permit the term of any Letter of Credit to exceed one year or extend beyond the Maturity Date;

                        (d) to release any portion of the Collateral having an aggregate value in excess of $500,000 (except as expressly provided in any Loan Document);

                        (e) To amend the provisions of the definition of "Requisite Lenders", Section 8.2 or this Section 11.2; or

                        (f) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all of the Creditors.

                11.3 Costs, Expenses and Taxes. Borrower shall pay within five Banking Days after demand, accompanied by an invoice therefor:

                        (a) the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration, execution and delivery of the Loan Documents;

                        (b) the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment to the Loan Documents or any waiver of the terms thereof; and

                        (c) the reasonable costs and expenses of the Administrative Agent and, after a Default, the Lenders in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto.

The foregoing costs and expenses shall include the actual environmental review fees, filing fees, recording fees, title insurance premiums and fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of any Obligor. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all documentary, recording, stamp and other taxes, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto. Any amount payable to the Administrative Agent or any Lender under this

Section 11.3 shall bear interest from the fifth Banking Day following the date of demand for payment at the Default Rate.

                11.4 Nature of Lenders' Obligations. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by any Creditor pursuant hereto or thereto may, or may be deemed to, make any of the Creditors a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only, is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitment attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

                11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Obligors, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by each Creditor, notwithstanding any investigation made by the Creditors or on their behalf.

                11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

                11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

                11.8    Binding Effect; Assignment.

                        (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower and the Creditors, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                        (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), provided that the consent of Borrower to assignments shall not be required when any Default or Event of Default has occurred and remains continuing, (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent as provided below,
        (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitment equivalent to less than $10,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Banking Days after the date the Administrative Agent has received the Assignment Agreement. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under the Loan Documents. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

                        (c) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                        (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised list of the Pro Rata Shares of the Lenders giving effect thereto.

                        (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions (including another Lender) in a portion of its Pro Rata Share; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation Agreement so provides, for the purposes of Sections 3.7, 3.8, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, (D) change the definition of "Requisite Lenders" or (E) release any material portion of the Collateral.

                        (f) Notwithstanding anything in this Section 11.8 to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board (including the approval of the identity of any proposed assignee or participant), to the extent required by applicable Gaming Laws.

                11.9 Right of Setoff. If an Event of Default has occurred and is continuing, each Creditor may (but only with the consent of the Requisite Lenders) exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower or any Property of Borrower in its possession against the Obligations.

                11.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws
(a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obliga tions held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Bor rower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

                11.11 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless the Creditors and their directors, officers, agents, attorneys and employees (collec tively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action, if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, any other Obligor, their respective Affiliates or any of their respective partners, officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, Letter of Credit or Swing Line Advance, or the relationship between any such Person and the Creditors under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and
(c) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or as to any claim asserted by that Indemnitee against Borrower to the extent that Borrower prevails on that claim in a final and non-appealable determination by a court of competent jurisdiction or an arbitrator appointed in accordance herewith. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel of its own choosing and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding. In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel deter mines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel. Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Lenders.

                11.12 Nonliability of the Lenders. Borrower acknowledges and agrees that:

                        (a) Any inspections of any Property of Borrower made by or through the Creditors are for purposes of administration of the Loans and Letters of Credit only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                        (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, no Creditor shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by any Creditor;

                        (c) The relationship between each Obligor and Creditors is, and shall at all times remain, solely that of borrower and lenders; no Creditor shall under any circumstance be construed to be a partner or joint venturer with Borrower or its Affiliates; no creditor shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other special relationship with Borrower or its Affiliates, or to owe any fiduciary duty or other special duty to Borrower or its Affiliates; no Creditor undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Borrower nor any other Person is entitled to rely thereon; and

                        (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower or its Affiliates and Borrower hereby indemnifies and holds each Creditor harmless from any such loss, damage, liability or claim.

                11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and the Creditors in connection with the Loans, Letters of Credit and Swing Line Advances and is made for the sole benefit of Borrower, the Creditors and the Creditors' successors and assigns. Except as provided in Sections 11.8, 11.11 and 11.14, no other Person shall have any rights of any nature hereunder or by reason hereof.

                11.14 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders; (b) to legal counsel and accountants for Borrower or any Lender; (c) to other professional advisors to Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality Agreement substantially similar to this Section 11.14; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board having regulatory jurisdiction over Coast Resorts or its Subsidiaries; (f) as required by Law or legal process or in connection with any legal proceeding to which that Lender and Borrower are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a written confidentiality Agreement. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower to any Person not associated with themselves without a confidentiality Agreement or obligation substantially similar to this Section 11.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty or other special duty on the part of any Creditor to Borrower.

                11.15 Further Assurances. Borrower covenants that Borrower and each other Obligor shall, at their expense and without expense to the Creditors, do, execute and deliver such further acts and documents as any Creditor from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

                11.16 Integration. This Agreement, together with the other Loan Documents and the letter agreements referred to in Article 3, comprises the complete and integrated

Agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                11.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California, without reference to the choice of law or conflicts of laws provisions thereof.

                11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

                11.20 Time of the Essence. Time is of the essence of the Loan Documents.

                11.21 Foreign Lenders and Participants. Each Lender, and each holder of a participation interest herein, that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent) on the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to
Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Person and entitling it to a complete exemption from with holding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Borrower (with a copy to the Administrative Agent) such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States with holding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its LIBOR Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person.

                11.22 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Creditors and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any of the Creditors, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of:

                        (a) the presence on, in, under or attributable to any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property; and

                        (b) any activity carried on or undertaken on any Real Property by Borrower, any of its Subsidiaries, or any of their respective predecessors in title, whether prior to or during the term of this Agreement (but not after the Obligations are paid in full and the Commitment terminated), and whether by Borrower, its Subsidiaries or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower, its Subsidiaries or any predecessor in title, or any third persons at any time prior to the payment in full of the Obligations and the termination of the Commitment occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or affecting any Real Property.

The foregoing indemnity shall further apply to any residual contamination remaining on, in, under or affecting any Real Property, or affecting any natural resources, and to any contamination of any Real Property or related natural resources arising from the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Hazardous Materials Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the relevant Creditor. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this

Section shall be unlimited obligations of Borrower and shall not be secured by any mortgage or deed of trust on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all of the Obligations until (but not beyond) the date upon which the applicable statute of limitations for the related cause of action shall have expired.

                11.23 Gaming Boards. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Coast Resorts and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Coast Resorts or any of its Subsidiaries or to the Loan Documents.

                11.24 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                11.25 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY CREDITOR OR ITS REPRESENTATIVES THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT,

MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN
DOCUMENTS.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        COAST HOTELS AND CASINOS, INC.,
                                        a Nevada corporation

                                        By: /s/ [Signature Illegible}
                                           -------------------------------------

                                        ----------------------------------------
                                                Printed Name and Title

                                        Address for notices:

                                        Coast Hotels and Casinos, Inc.
                                        4500 West Tropicana Road
                                        Las Vegas, Nevada 89103
                                        Attention: Gage Parrish
                                        Vice President and Chief
                                           Financial Officer
                                        702/365-7002 direct
                                        702/365-7111 general
                                        702/365-7566 FAX

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as
                                        Administrative Agent
                                        and Issuing Lender


                                        By: /s/ JANICE HAMMONG
                                           -------------------------------------
                                           Janice Hammond
                                           Vice President Agency Specialist
                                        ----------------------------------------
                                           Printed Name and Title


                                        Address:

                                        Bank of America National Trust
                                        and Savings Association
                                        555 South Flower Street
                                        Los Angeles, California 90071
                                        Attn: Janice Hammond, Vice President

                                        Telecopier:  (213) 228-2299
                                        Telephone:   (213) 222-9861

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Lender


                                        By: /s/ JON M. VARNELL
                                           -------------------------------------
                                        Jon M. Varnell, Managing Director
                                        ----------------------------------------
                                           Printed Name and Title


                                        Address:

                                        Bank of America National Trust
                                        and Savings Association
                                        555 South Flower Street, #3283
                                        Los Angeles, California  90071
                                        Attn: Scott Faber, Vice President
                                        Telecopier:  (213) 228-2641
                                        Telephone:   (213) 228-2768

                                        With a copy to:

                                        Bank of America National Trust and
                                        Savings Association
                                        555 South Flower Street (LA-5777)
                                        Los Angeles, California  90071
                                        Attn:  William Newby, Managing Director

                                        Telecopier:  (213) 228-3145
                                        Telephone:   (213) 228-2438

                                  Schedule 1.1


Lender                              Amount                Pro Rata Share
------                              ------                --------------
Bank of America National Trust
and Savings Association             $75,000,000                  100%
------------------------------------------------------------------------
Total                               $75,000,000                  100%

                                  SCHEDULE 4.3

                              GOVERNMENT APPROVALS

     Gaming Board approval is required for Coast Resorts to pledge the capital stock of the Borrower.

                                  SCHEDULE 4.8

                               INTANGIBLE ASSETS

                                     REGISTRATION   REGISTRATION
         MARK            CLASS          NUMBER          DATE       OWNER
----------------------   -----       ------------   ------------   -----
Gone Country               41         2,123,611       12/23/97     Coast Resorts
Super Sequential           41         2,163,477       06/08/98     Borrower
Party Poker                41         2,127,100       01/06/98     Borrower
Cajun Quarters             41         2,163,476       06/09/98     Borrower
Paycheck Party Machine     41         2,116,281       11/25/97     Borrower
Crawfish Quarters          41         2,127,099       01/06/98     Borrower

                                 SCHEDULE 4.18

                              HAZARDOUS MATERIALS

     Petroleum contamination exists in the groundwater in the far southwestern corner of the real property located at the northeast corner of Rancho Drive and Carey Avenue in North Las Vegas, Nevada. The contamination is emanating from a facility located immediately west of the southern portion of the property.

                                  SCHEDULE 6.9

                                 EXISTING LIENS

     Liens evidenced by the UCC financing statements listed on the attached appendices to this Schedule 6.9 as filed against Coast Hotels and Casinos, Inc., Coast Resorts, Inc. and Coast West, Inc. Copies of each filing referred to herein have been provided to the Administrative Agent.

                Secretary of State Nevada Uncertified UCC Search

         -------------------------------------------------------------

               LIST OF STATEMENTS FOR COAST HOTELS & CASINOS INC
               DEBTOR NR: 123632             4OO W. FLAMINGO RD
          TAX ID:   88-034-5706              LAS VEGAS  NV 89103

FILE NBR          DATE         TIME          PRINCIPAL DEBTOR
--------        --------      -------        -----------------
96-01891        02/06/96      04:01PM        COAST HOTELS & CASINOS INC
96-01892        02/06/96      04:03PM        COAST HOTELS & CASINOS INC
96-13822        08/29/96      04:02PM        COAST HOTELS & CASINOS
96-16306        10/07/96      09:17AM        COAST HOTELS & CASINOS INC
96-17862        11/01/96      03:15PM        COAST HOTELS & CASINOS INC
96-18737        11/18/96      04:54PM        COAST HOTELS & CASINOS INC
96-18739        11/18/96      04:55PM        COAST HOTELS & CASINOS INC
96-19027        11/22/96      04:43PM        COAST HOTELS & CASINOS INC
97-00474        01/13/97      04:40PM        COAST HOTELS & CASINOS
97-01280        01/24/97      04:32PM        COAST HOTELS & CASINOS INC
97-01363        01/27/97      04:12PM        COAST HOTELS & CASINOS INC
97-02388        02/11/97      04:26PM        COAST HOTELS & CASINOS
97-03514        03/03/97      04:54PM        COAST HOTELS & CASINOS INC
97-09283        05/30/97      01:20PM        COAST HOTELS & CASINOS INC
97-12572        07/25/97      04:23PM        COAST HOTELS & CASINOS INC
97-13797        08/12/97      02:33PM        COAST HOTELS & CASINOS INC
97-14095        08/18/97      03:13PM        COAST HOTELS & CASINOS INC
97-14635        08/27/97      01:54PM        COAST HOTELS & CASINOS INC
97-14932        09/03/97      12:40PM        COAST HOTELS & CASINOS INC
97-15184        09/08/97      04:01PM        COAST HOTELS & CASINOS INC
97-15538        09/15/97      04:22PM        COAST HOTELS & CASINOS INC
97-18303        11/03/97      02:15PM        COAST HOTELS & CASINOS INC
97-18795        11/10/97      03:35PM        COAST HOTELS & CASINOS INC
97-19409        11/21/97      02:02PM        COAST HOTELS & CASINOS INC
97-19410        11/21/97      02:04PM        COAST HOTELS & CASINOS INC
97-19515        11/24/97      03:32PM        COAST HOTELS & CASINOS
97-20517        12/12/97      03:47PM        COAST HOTELS & CASINOS
97-20932        12/22/97      03:00PM        COAST HOTELS & CASINOS INC
98-00436        01/12/98      01:04PM        COAST HOTELS & CASINOS INC
98-01387        01/26/98      02:08PM        COAST HOTELS & CASINOS INC
98-01717        02/02/98      02:52PM        COAST HOTELS & CASINOS INC
98-02435        02/17/98      01:50PM        COAST HOTELS & CASINOS INC
98-03242        03/03/98      03:26PM        COAST HOTELS & CASINOS INC
98-07013        05/04/98      02:01PM        COAST HOTELS & CASINOS INC
98-09489        06/15/98      01:23PM        COAST HOTELS & CASINOS INC
98-14306        09/08/98      02:25PM        COAST HOTELS & CASINOS INC
98-14443        09/09/98      01:32PM        COAST HOTELS & CASINOS INC
98-14745        09/15/98      01:07PM        COAST HOTELS & CASINOS INC
98-18849        11/25/98      01:34PM        COAST HOTELS & CASINOS INC
98-20354        12/28/98      03:22PM        COAST HOTELS & CASINOS INC


                                 ______________

                 SECRETARY OF THE NEVADA UNCERTIFIED UCC SEARCH

                 ----------------------------------------------

FILING NR: 96 01891 FILED ON: 02/06/96 AT: 04:01PM EXPIRES: 02/06/01
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
        TAX ID:88-034-5706     4000 W FLAMINGO RD
                               LAS VEGAS            NV 89103
 MICROFILM-ROLL 150 FRAME 570 PAGES 16
SECURED PARTY.............    AMERICAN BANK AS TRUSTEE
                              101 E 5TH ST
                              ST PAUL               MN 55101-1860

FILING NR: 96 01891 FILED ON: 02/06/96 AT: 04:01PM EXPIRES: 02/06/01
RELEASE.......11/01/96 09:26AM
                 0165       0125      002

FILING NR: 96 01892 FILED ON: 02/06/96 AT: 04:03PM EXPIRES: 02/06/01
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
        TAX ID:88-034-5706     4000 W FLAMINGO RD
                               LAS VEGAS            NV 89103
 MICROFILM-ROLL 150 FRAME 571 PAGES 5
SECURED PARTY.............    AMERICAN BANK AS TRUSTEE
                              101 E 5TH ST
                              ST PAUL               MN 55101-1860

FILING NR: 96 01892 FILED ON: 02/06/96 AT: 04:03PM EXPIRES: 02/06/01
RELEASE.......11/01/96 09:26AM
                 0165       0126      002
AMENDMENT.....11/12/96 02:08PM AMEND COLLATERAL
                 0167       1150      003
RELEASE.......11/12/96 02:08PM
                 0167       1150      003

FILING NR: 96 13822 FILED ON: 08/29/96 AT: 04:02PM EXPIRES: 08/29/01
            THERE IS 1 ADDITIONAL DEBTOR
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS
        TAX ID:88-034-5706     4000 W FLAMINGO RD
                               LAS VEGAS            NV 89103
 MICROFILM-ROLL 160 FRAME 622 PAGES 1
ADDITIONAL DEBTOR NR 18266    GOLD COAST HOTEL & CASINO (DBA)
                               4000 W FLAMINGO RD
                               LAS VEGAS            NV 89103
SECURED PARTY.............    SKIPCO INC
                               6029 W CHARLESTON BLVD
                               LAS VEGAS           NV 89102
ASSIGNEE..................    BUSINESS CREDIT LEASING
                               115 W COLLEGE DR
                               MARSHALL            MN 56258



                                   ----------
                                     Page 2

                SECRETARY OF STATE NEVADA UNCERTIFIED UCC SEARCH

                ------------------------------------------------

FILING NR: 96 16306  FILED ON: 10/07/96 AT: 09:17AM   EXPIRES: 10/07/01
PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
         TAX ID: 88-034-5706    4000 W  FLAMINGO RD
                                LAS VEGAS            NV 89103
  MICROFILM-ROLL  165 FRAME   127 PAGES  2
 SECURED PARTY.............. SKIPCO INC
                                6029 W  CHARLESTON BLVD
                                LAS VEGAS            NV 89102
ASSIGNEE....................   BUSINESS CREDIT LEASING
                                 115 W. COLLEGE DR
                                 MARSHALL            MN 56258
FILING NR: 96 17862  FILED ON: 11/01/96 AT: 03:15PM   EXPIRES: 11/01/01
         THERE IS 1 ADDITIONAL DEBTOR

 PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
         TAX ID: 88-034-5706    4500 W TROPICANA AV
                                LAS VEGAS            NV 89103
 MICROFILM-ROLL  167 FRAME 1151 PAGES 2
ADDITIONAL DEBTOR NR 132292    ORLEANS HOTEL & CASINO, THE
                               4500 W  TROPICANA AV
                               LAS VEGAS             NV 89103

SECURED PARTY...............   C I T GROUP EQUIPMENT FINANCING INC, THE
                               900 ASHWOOD PKWY 6TH FL
                               ATLANTA               GA 30338

FILING NR: 96 17862  FILED ON: 11/01/96 AT: 03:15PM   EXPIRES: 11/01/01
AMENDMENT.....01/28/97 04:09PM ADD ADDITIONAL DEBTOR & AMEND COLLATERAL
                 0171       0682      041

FILING NR: 96 18737  FILED ON: 11/18/96 AT: 04:54PM   EXPIRES: 11/18/01
PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
         TAX ID:88-034-5706     4500 W TROPICANA AV
                                LAS VEGAS            NV 89103
  MICROFILM-ROLL  165 FRAME   1152 PAGES  3
 SECURED PARTY..............   C I T GROUP EQUIPMENT FINANCING INC, THE
                               900 ASHWOOD PKWY 6TH FL
                               ATLANTA               GA 30338

FILING NR: 96 18735  FILED ON: 11/18/96 AT: 04:55 PM  EXPIRES: 11/18/01
PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
         TAX ID:88-034-5706     4500 W TROPICANA AV
                                LAS VEGAS            NV 89103
  MICROFILM-ROLL  167 FRAME   1153 PAGES  7
 SECURED PARTY..............   C I T GROUP EQUIPMENT FINANCING INC, THE
                               900 ASHWOOD PKWY 6TH FL
                               ATLANTA               GA 30338

FILING NR: 96 19027  FILED ON: 11/22/96 AT: 04:43 PM  EXPIRES: 11/22/01
PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
         TAX ID:88-034-5706     4500 W TROPICANA AV
                                LAS VEGAS            NV 89103
  MICROFILM-ROLL  167 FRAME   1154 PAGES  3
 SECURED PARTY..............   C I T GROUP EQUIPMENT FINANCING INC, THE
         TAX ID:00-000-0536    900 ASHWOOD PKWY 6TH FL
                               ATLANTA               GA 30338



                                ---------------

               SECRETARY OF STATE NEVADA UNCERTIFIED UCC SEARCH

                ------------------------------------------------

FILING NR: 97 00474  FILED ON: 01/13/97 AT: 04:40PM   EXPIRES: 01/13/02
PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS
         TAX ID:88-034-5706     4000 W FLAMINGO RD
                                LAS VEGAS            NV 89103
  MICROFILM-ROLL  171 FRAME   683 PAGES  1
 SECURED PARTY..............    SKIPCO
                                6029 W CHARLESTON BLVD.
                                LAS VEGAS            NV 89103
ASSIGNEE....................   BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL             MN 56258

FILING NR: 97 01280  FILED ON: 01/24/97 AT: 04:32PM   EXPIRES: 01/24/02
PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
         TAX ID:88-034-5706     4000 W FLAMINGO AV
                                LAS VEGAS            NV 89103
  MICROFILM-ROLL  171 FRAME   684 PAGES  4
 SECURED PARTY..............    SKIPCO INC
                                6029 W CHARLESTON BLVD.
                                LAS VEGAS            NV 89102
ASSIGNEE....................   BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL             MN 56258

FILING NR: 97 01363  FILED ON: 01/27/97 AT: 04:12PM   EXPIRES: 01/27/02
PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
         TAX ID:88-034-5706     4000 W FLAMINGO RD
                                LAS VEGAS            NV 89103
  MICROFILM-ROLL  171 FRAME   685 PAGES  2
 SECURED PARTY..............    SKIPCO
                                6029 W CHARLESTON BLVD.
                                LAS VEGAS            NV 89102
ASSIGNEE....................   BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL             MN 56258

FILING NR: 97 02388  FILED ON: 02/11/97 AT: 04:26PM   EXPIRES: 02/11/02
PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS
         TAX ID:88-034-5706     4000 W FLAMINGO
                                LAS VEGAS            NV 89103
  MICROFILM-ROLL  171 FRAME   686 PAGES  1
 SECURED PARTY..............    SKIPCO INC
                                6029 W CHARLESTON BLVD.
                                LAS VEGAS            NV 89102
ASSIGNEE....................   BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL             MN 56258



                                ---------------

                Secretary of State Nevada Uncertified UCC Search

            -------------------------------------------------------

FILING NR: 97 03514  FILED ON: 03/03/97 AT:  04:54PM  EXPIRES: 03/03/02
PRINCIPAL DEBTOR  NR 123632     COAST HOTELS & CASINOS INC
        TAX ID: 88-034-5706     4000 W FLAMINGO
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  174 FRAME   63 PAGES   2
 SECURED PARTY.............     SKIPCO
                                6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE...................    BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL                MN 56258

FILING NR: 97 09283  FILED ON: 05/30/97 AT:  01:20PM  EXPIRES: 05/30/02
            THERE IS 1 ADDITIONAL DEBTOR
 PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
                                4000 W FLAMINGO RD
                                LAS VEGAS               NV 89109
  MICROFILM-ROLL  179 FRAME 1311 PAGES 1
 ADDITIONAL DEBTOR NR  18267    GOLD COAST HOTEL & CASINO (DBA)
                                4000 W FLAMINGO
                                LAS VEGAS               NV 89109
SECURED PARTY...............   I G T
          TAX ID:88-006-2109    9295 PROTOTYPE DR
                                RENO                    NV 89511

FILING NR: 97 12572  FILED ON: 07/25/97 AT: 04:23PM  EXPIRES: 07/25/02
            THERE IS 1 ADDITIONAL DEBTOR
 PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
                                3595 LAS VEGAS BLVD S
                                LAS VEGAS               NV 89109
  MICROFILM-ROLL  185 FRAME  616 PAGES  1
 ADDITIONAL DEBTOR NR  3132     BARBARY COAST HOTEL & CASINO (DBA)
                                3595 LAS VEGAS BLVD S
                                LAS VEGAS               NV 89109
SECURED PARTY...............   I G T
          TAX ID:88-006-2109    9295 PROTOTYPE DR
                                RENO                    NV 89511

FILING NR: 97 13797  FILED ON: 08/12/97 AT: 02:33PM  EXPIRES: 08/12/02
 PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
          TAX ID:88-034-5706    4000 W FLAMINGO RD
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  185 FRAME  617 PAGES  1
SECURED PARTY...............    SKIPCO
                                6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE....................   BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL                MN 56258


                                   ----------

                SECRETARY OF STATE NEVADA UNCERTIFIED UCC SEARCH

                ------------------------------------------------

FILING NR: 97 14095 FILED ON: 08/18/97 AT: 03:13PM EXPIRES: 08/18/02
            THERE IS 1 ADDITIONAL DEBTOR
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
                              4000 W FLAMINGO RD
                              LAS VEGAS            NV 89103
MICROFILM-ROLL 185 FRAME 618  PAGES 1
ADDITIONAL DEBTOR NR  18267   GOLD COAST HOTEL & CASINO (DBA)
                              4000 W FLAMINGO RD
                              LAS VEGAS            NV 89103
SECURED PARTY.............    I G T
        TAX ID:88-006-2109    9295 PROTOTYPE DR
                              RENO                 NV 89511

FILING NR: 97 14635 FILED ON: 08/27/97 AT: 01:54PM EXPIRES: 08/27/02
            THERE IS 1 ADDITIONAL DEBTOR
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
        TAX ID:88-034-5706     4000 W FLAMINGO RD
                               LAS VEGAS            NV 89103
MICROFILM-ROLL 185 FRAME 619  PAGES 3
ADDITIONAL DEBTOR NR 132292   ORLEANS HOTEL & CASINO
        TAX ID:88-032-5706    4500 W TROPICANA
                              LAS VEGAS             NV 89103
SECURED PARTY.............    C D S GAMING CO
       TAX ID: 88-032-3265     3300 BIRTCHER DR
                               LAS VEGAS            NV 89118

FILING NR: 97 14932 FILED ON: 09/03/97 AT: 12:40PM EXPIRES: 09/03/02
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
                               4500 TROPICANA AV
                               LAS VEGAS            NV 89103
MICROFILM-ROLL 185 FRAME 620 PAGES 3
SECURED PARTY.............    C I T GROUP EQUIPMENT FINANCING INC, THE
        TAX ID:00-000-0536    POB 27248
                              TEMPE              AZ 85285-7248

FILING NR: 97 15184 FILED ON: 09/03/97 AT: 04:01PM EXPIRES: 09/08/02
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
        TAX ID:88-034-5706     4000 W FLAMINGO
                               LAS VEGAS            NV 89103
MICROFILM-ROLL 185 FRAME 621 PAGES 4
SECURED PARTY.............    SKIPCO
                              6029 W CHARLESTON BLVD
                              LAS VEGAS             NV 89102
ASSIGNEE..................   BUSINESS CREDIT LEASING
                              115 W COLLEGE DR
                              MARSHALL              MN 56258


                                   ----------
                                     Page 6

                Secretary of State Nevada Uncertified UCC Search
            -------------------------------------------------------

FILING NR: 97 15538 FILED ON:    09/15/97 AT: 04:22PM EXPIRES: 09/15/02
PRINCIPAL DEBTOR  NR 123632      COAST HOTELS & CASINOS INC
         TAX ID: 88-034-5706      4000 W FLAMINGO RD
                                  LAS VEGAS            NV 89103
  MICROFILM-ROLL  185 FRAME  622 PAGES  2
 SECURED PARTY..............      SKIPCO
                                  6029 W CHARLESTON BLVD
                                  LAS VEGAS            NV 89102
ASSIGNEE....................     BUSINESS CREDIT LEASING
                                  115 W COLLEGE DR
                                  MARSHALL             MN 56258

FILING NR: 97 18303  FILED ON:  11/03/97 AT: 02:15PM   EXPIRES: 11/03/02
           THERE IS 1 ADDITIONAL DEBTOR
  PRINCIPAL DEBTOR NR 123632     COAST HOTELS & CASINOS INC
                                  3598 LAS VEGAS BLVD S
                                  LAS VEGAS            NV 89103
  MICROFILM-ROLL  191 FRAME  85  PAGES  1
 ADDITIONAL DEBTOR NR  3132      BARBARY COAST HOTEL & CASINO (DBA)
                                  3595 LAS VEGAS BLVD S
                                  LAS VEGAS            NV 89109
 SECURED PARTY..............     I G T
         TAX ID: 88-006-2109      9295 PROTOTYPE DR
                                  RENO                 NV 89511

FILING NR: 97 18795 FILED ON:    11/10/97 AT: 03:35PM EXPIRES: 11/10/02
PRINCIPAL DEBTOR  NR 123632      COAST HOTELS & CASINOS INC
         TAX ID: 88-034-5706      4000 W FLAMINGO RD
                                  LAS VEGAS            NV 89103
  MICROFILM-ROLL  191 FRAME  86  PAGES  3
 SECURED PARTY..............      SKIPCO INC
                                  6029 W CHARLESTON BLVD
                                  LAS VEGAS            NV 89102
ASSIGNEE...................      BUSINESS CREDIT LEASING
                                  115 W COLLEGE DR
                                  MARSHALL             MN 56258

FILING NR: 97 19409  FILED ON: 11/21/97  AT: 02:02PM  EXPIRES: 11/21/02
PRINCIPAL DEBTOR NR 123632       COAST HOTELS & CASINOS INC
         TAX ID: 88-034-5706      4500 W TROPICANA AV
                                  LAS VEGAS            NV 89103
  MICROFILM-ROLL  191 FRAME  87 PAGES  3
 SECURED PARTY..............     FIRSTAR BANK OF MINNESOTA TRUSTEE
                                  101 E 5TH ST
                                  ST PAUL              MN 55101-1860

FILING NR:  97 19410  FILED ON: 11/21/97  AT: 02:04PM  EXPIRES: 11/21/02
PRINCIPAL DEBTOR  NR 123632      COAST HOTELS & CASINOS INC
         TAX ID: 88-034-5706      4500 W FLAMINGO RD
                                  LAS VEGAS            NV 89103
 MICROFILM-ROLL  191 FRAME  88   PAGES 19
 SECURED PARTY..............     FIRSTAR BANK OF MINNESOTA TRUSTEE
                                  101 E 5TH ST
                                  ST PAUL              MN 55101-1860


                                  ------------

                Secretary of State Nevada Uncertified UCC Search
                ------------------------------------------------

FILING NR: 97 19515 FILED ON:  11/24/97 AT:  03:32PM   EXPIRES: 11/24/02
PRINCIPAL DEBTOR NR 123632     COAST HOTELS & CASINOS
       TAX ID: 88-034-5706     4000 W FLAMINGO AV
                               LAS VEGAS      NV 89103

   MICROFILM-ROLL  191 FRAME   89 PAGES  3
SECURED PARTY ..............   SKIPCO
                               6029 W CHARLESTON BLVD
                               LAS VEGAS      NV 89102
ASSIGNEE ...................   BUSINESS CREDIT LEASING
                               115 W COLLEGE DR
                               MARSHALL       MN 56258

FILING NR: 97 20517 FILED ON:  12/12/97 AT:  03:47PM   EXPIRES: 12/12/02
PRINCIPAL DEBTOR NR 123632     COAST HOTELS & CASINOS
       TAX ID: 88-034-5706     4000 W FLAMINGO RD
                               LAS VEGAS      NV 89103

    MICROFILM-ROLL  191 FRAME  90 PAGES  3
SECURED PARTY ..............   SKIPCO INC
                               6029 W CHARLESTON BLVD
                               LAS VEGAS      NV 89102
ASSIGNEE ...................   BUSINESS CREDIT LEASING
                               115 W COLLEGE DR
                               MARSHALL       MN 56258

FILING NR: 97 20932 FILED ON:  12/22/97 AT:  03:00PM   EXPIRES: 12/22/02
PRINCIPAL DEBTOR NR 123632     COAST HOTELS & CASINOS INC
       TAX ID: 88-034-5706     4000 W FLAMINGO RD
                               LAS VEGAS      NV 89103

   MICROFILM-ROLL  193 FRAME   98 PAGES  2
SECURED PARTY ..............   SKIPCO
                               6029 W CHARLESTON BLVD
                               LAS VEGAS      NV 89102
ASSIGNEE ...................   BUSINESS CREDIT LEASING
                               115 W COLLEGE DR
                               MARSHALL       MN 56258

FILING NR: 98 00438 FILED ON:  01/12/98 AT:  01:04PM   EXPIRES: 01/12/03
PRINCIPAL DEBTOR NR 123632     COAST HOTELS & CASINOS INC
       TAX ID: 88-034-5706     4000 W FLAMINGO AV
                               LAS VEGAS      NV 89103

   MICROFILM-ROLL  193 FRAME   99 PAGES  4
SECURED PARTY ..............   SKIPCO INC
                               6029 W CHARLESTON BLVD
                               LAS VEGAS      NV 89102
ASSIGNEE ...................   BUSINESS CREDIT LEASING
                               115 W COLLEGE DR
                               MARSHALL       MN 56258

                                 -------------

                Secretary of State Nevada Uncertified UCC Search

            -------------------------------------------------------

FILING NR: 98 01387  FILED ON: 01/26/98 AT:  02:08PM   EXPIRES: 01/26/03
PRINCIPAL DEBTOR  NR 123632     COAST HOTELS & CASINOS INC
        TAX ID: 88-034-5706     4500 W FLAMINGO RD
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  194 FRAME 1104 PAGES   3
 SECURED PARTY.............     SKIPCO
                                6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE...................    BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL                MN 56258

FILING NR: 98 01717  FILED ON: 02/02/98 AT:  02:52PM  EXPIRES: 02/02/03
PRINCIPAL DEBTOR  NR 123632     COAST HOTELS & CASINOS INC
        TAX ID: 88-034-5706     4000 W FLAMINGO AV
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  194 FRAME 1105 PAGES   1
 SECURED PARTY.............     SKIPCO INC
                                6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE...................    BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL                MN 56258

FILING NR: 98 02435  FILED ON: 02/17/98 AT:  01:50PM  EXPIRES: 02/17/03
PRINCIPAL DEBTOR  NR 123632     COAST HOTELS & CASINOS INC
        TAX ID: 88-034-5706     4000 W FLAMINGO AV
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  194 FRAME 1106 PAGES   3
 SECURED PARTY.............     SKIPCO
                                6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE...................    BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL                MN 56258

FILING NR: 98 03242  FILED ON: 03/03/98 AT:  03:26PM  EXPIRES: 03/03/03
PRINCIPAL DEBTOR  NR 123632     COAST HOTELS & CASINOS INC
        TAX ID: 88-034-5706     4000 W FLAMINGO RD
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  194 FRAME 1107 PAGES   2
 SECURED PARTY.............     SKIPCO
        TAX ID: 00-000-1111     6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE...................    BUSINESS CREDIT LEASING
        TAX ID: 00-000-0608     115 W COLLEGE DR
                                MARSHALL                MN 56258




                                   ----------

                SECRETARY OF STATE NEVADA UNCERTIFIED UCC SEARCH

            -------------------------------------------------------

FILING NR: 98 07013  FILED ON: 05/04/98 AT:  02:01PM  EXPIRES: 05/04/03
PRINCIPAL DEBTOR  NR 123632     COAST HOTELS & CASINOS INC
        TAX ID:88-034-5706      4000 W FLAMINGO RD
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  203 FRAME  346 PAGES   2
 SECURED PARTY.............     SKIPCO INC
                                6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE...................    BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL                MN 56258

FILING NR: 98 09489  FILED ON: 06/15/98 AT:  01:23PM  EXPIRES: 06/15/03
 PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
        TAX ID:88-034-5706      4000 W FLAMINGO RD
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  203 FRAME  347 PAGES 2
 SECURED PARTY.............     SKIPCO
                                6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE...................    BUSINESS CREDIT LEASING
                                115 W COLLEGE DR
                                MARSHALL                MN 56258

FILING NR: 98 14306  FILED ON: 09/08/98 AT: 02:25PM  EXPIRES: 09/08/03
            THERE IS 1 ADDITIONAL DEBTOR
 PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
                                4500 W TROPICANA AV
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  208 FRAME  834 PAGES  1
 ADDITIONAL DEBTOR NR  132292   ORLEANS HOTEL & CASINO
                                4500 W TROPICANA AV
                                LAS VEGAS               NV 89103
SECURED PARTY...............   I G T
          TAX ID:88-006-2109    9295 PROTOTYPE DR
                                RENO                    NV 89511

FILING NR: 98 14443  FILED ON: 09/09/98 AT: 01:32PM  EXPIRES: 09/09/03
 PRINCIPAL DEBTOR  NR 123632    COAST HOTELS & CASINOS INC
          TAX ID:88-034-5706    4000 W FLAMINGO
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  208 FRAME  835 PAGES  3
SECURED PARTY...............    SKIPCO INC
                                6029 W CHARLESTON BLVD
                                LAS VEGAS               NV 89102
ASSIGNEE....................   B C L CAPITAL
                                115 W COLLEGE DR
                                MARSHALL                MN 56258


                                   ----------

                 SECRETARY OF THE NEVADA UNCERTIFIED UCC SEARCH

                 ----------------------------------------------

FILING NR: 98 14745 FILED ON: 09/15/98 AT: 01:07PM EXPIRES: 09/15/03
            THERE IS 1 ADDITIONAL DEBTOR
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
                              4500 W TROPICANA AV
                              LAS VEGAS            NV 89103
 MICROFILM-ROLL 208 FRAME 860 PAGES 1
ADDITIONAL DEBTOR NR 132292   ORLEANS HOTEL & CASINO
                              4500 W TROPICANA AV
                              LAS VEGAS            NV 89103
SECURED PARTY.............    I G T
        TAX ID:88-006-2109    9295 PROTOTYPE DR
                              RENO                 NV 89511

FILING NR: 98 18849 FILED ON: 11/25/98 AT: 01:34PM EXPIRES: 11/25/03
            THERE IS 1 ADDITIONAL DEBTOR
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
                              4000 W FLAMINGO RD
                              LAS VEGAS            NV 89103
 MICROFILM-ROLL     FRAME      PAGES
ADDITIONAL DEBTOR NR  18267  GOLD COAST HOTEL & CASINO
                              4000 W FLAMINGO
                              LAS VEGAS             NV 89103
SECURED PARTY.............   I G T
        TAX ID:88-006-2109     9295 PROTOTYPE DR
                               RENO                 NV 89511

FILING NR: 98 20354 FILED ON: 12/28/98 AT: 03:22PM EXPIRES: 12/28/03
PRINCIPAL DEBTOR NR 123632    COAST HOTELS & CASINOS INC
        TAX ID:88-034-5706     4000 W FLAMINGO RD
                               LAS VEGAS            NV 89103
 MICROFILM-ROLL     FRAME     PAGES
SECURED PARTY.............    SKIPCO INC
                              6029 CHARLESTON BLVD
                              LAS VEGAS             NV 89102
ASSIGNEE..................   B C L CAPITAL
                              115 W COLLEGE DR
                              MARSHALL              MN 56258


                                   ----------
                                    Page 11

                SECRETARY OF STATE NEVADA UNCERTIFIED UCC SEARCH

            -------------------------------------------------------

        LIST OF STATEMENTS FOR COAST WEST INC
        DEBTOR NR: 123633       4000 W FLAMINGO RD
   TAX ID:         88-034-5708 LAS VEGAS                NV 89103

  FILE NBR    DATE     TIME   PRINCIPAL DEBTOR
  96-01893  02/06/96  04:04PM COAST WEST INC
  96-01894  02/06/96  04:05PM COAST WEST INC

FILING NR: 96-01893  FILED ON: 02/06/96 AT: 04:04PM  EXPIRES: 02/06/01
PRINCIPAL DEBTOR  NR 123633    COAST WEST INC
        TAX ID:88-034-5708      4000 W FLAMINGO RD
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  150 FRAME  572 PAGES   3
 SECURED PARTY.............     AMERICAN BANK AS TRUSTEE
                                101 E 5TH ST
                                ST PAUL                 MN 55101-1860

FILING NR: 96 01894  FILED ON: 02/06/96 AT:  04:05PM  EXPIRES: 02/06/01
PRINCIPAL DEBTOR  NR 123633     COAST WEST INC
        TAX ID:88-034-5708      4000 W FLAMINGO RD
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  150 FRAME  573 PAGES  10
 SECURED PARTY.............     AMERICAN BANK AS TRUSTEE
                                101 E 5TH ST
                                ST PAUL                 MN 55101-1860





                                   ----------

                SECRETARY OF STATE NEVADA UNCERTIFIED UCC SEARCH

            -------------------------------------------------------

        LIST OF STATEMENTS FOR COAST RESORTS INC
        DEBTOR NR: 123634       4000 W FLAMINGO RD
   TAX ID:         41-012-2055 LAS VEGAS                NV 89103

  FILE NBR    DATE     TIME   PRINCIPAL DEBTOR
  96-01895  02/06/96  04:06PM COAST RESORTS INC
  97-19411  11/21/97  02:05PM COAST RESORTS INC

FILING NR: 96-01895  FILED ON: 02/06/96 AT: 04:06PM  EXPIRES: 02/06/01
PRINCIPAL DEBTOR  NR 123634    COAST RESORTS INC
        TAX ID:41-012-2055      4000 W FLAMINGO RD
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  150 FRAME  574 PAGES   2
 SECURED PARTY.............     AMERICAN BANK AS TRUSTEE
                                101 E 5TH ST
                                ST PAUL                 MN 55101-1860

FILING NR: 97 19411  FILED ON: 11/21/97 AT:  02:05PM  EXPIRES: 11/21/02
PRINCIPAL DEBTOR  NR 123634     COAST WEST INC
        TAX ID:41-012-2055      4000 W TROPICANA AV
                                LAS VEGAS               NV 89103
  MICROFILM-ROLL  191 FRAME   91 PAGES  3
 SECURED PARTY.............     FIRSTAR BANK OF MINNESOTA TRUSTEE
                                101 E 5TH ST
                                ST PAUL                 MN 55101-1860





                                   ----------

                                     [LOGO]
                        CAPITOL DOCUMENT SERVICES, INC.

Date                  : FEBRUARY 9, 1999                                  Page 1

Subject               : COAST HOTELS & CASINOS, INC.

Jurisdiction          : CLARK CO., NV (LAS VEGAS)

Type of Search        : UCC

Searched Through      : JANUARY 14, 1999

-------------------------------------------------------------------------------
File Date      File Number         Type of Filing      Reference
-------------------------------------------------------------------------------

THROUGH OUR CORRESPONDENT, A SEARCH OF THE UCC RECORDS HAS BEEN MADE REGARDING THE ABOVE-NAMED DEBTOR. THIS SEARCH INDICATES THAT THERE ARE OUTSTANDING FILINGS OF RECORD IN THIS SPECIFIC JURISDICTION.


JAN 30, 1996   BD 960130           DEED                American Bank National Association
               I 00397                                 St. Paul, MN.

PURSUANT TO INSTRUCTIONS RECEIVED, WE HAVE PROVIDED ONLY FIRST FIVE PAGES AND
LAST PAGE OF THE ABOVE DEED DOCUMENT.

JAN 30, 1996   BK 960130           UCC-1               American Bank NA, as Trustee
               I 00399                                 St. Paul, MN

MAR 12, 1996   BK 960312           UCC-1               CDS Gaming Company
               I 00892                                 Las Vegas, NV

NOV 4, 1996    BK 961104           UCC-1               The CIT Group/Equipment Financing, Inc.
               I 00587                                 Atlanta, GA

NOV 26, 1996   BK 961126           AMENDMENT
               I 01530

NOV 4, 1996    BK 961104           UCC-1               The CIT Group/Equipment Financing, Inc.
               I 00588                                 Atlanta, GA


-------------------------------------------------------------------------------
CAPITOL DOCUMENT SERVICES, INC. makes no representations, warranties or guaranties as to the accuracy or completeness of this report. Because the records are public information maintained by government officials, we cannot independently verify their accuracy, and our involvement is limited to assisting in expediting the retrieval of this information.
-------------------------------------------------------------------------------

                      PO Box 3100  Carson City, NV  89702
                                 (702) 884-0490

                                     [LOGO]
                        CAPITOL DOCUMENT SERVICES, INC.

Date           : FEBRUARY 9, 1999

Subject        : COAST HOTEL & CASINOS, INC.

Jurisdiction   : CLARK CO., NV (LAS VEGAS)

Type of Search : UCC

Search Through : JANUARY 14, 1999

-------------------------------------------------------------------------------
File Date       File Number    Type of Filing    Reference
-------------------------------------------------------------------------------
NOV 26, 1996    BK 961126      AMENDMENT
                I 01531

DEC 4, 1996     BK 961204      UCC-1             The CIT Group/Equipment Financing, Inc.
                I 01585                          Atlanta, GA

DEC 30, 1996    BK 961230      AMENDMENT         The CIT Group/Equipment Financing, Inc.
                I 00644                          Atlanta, GA

NOV 21, 1997    BK 971121      DEED              Firstar Bank of Minnesota, N.A.
                I 00617                          St. Paul, MN

PURSUANT TO INSTRUCTIONS RECEIVED, WE HAVE PROVIDED ONLY FIRST FIVE PAGES AND LAST PAGE OF THE ABOVE DEED DOCUMENT.

NOV 21, 1997    BK 971121      UCC-1             Firstar Bank of Minnesota, N.A. as Trustee
                I 00619                          St. Paul, MN


-------------------------------------------------------------------------------
CAPITOL DOCUMENT SERVICES, INC. makes no representations, warranties or guaranties as to the accuracy or completeness of this report. Because the records are public information maintained by government officials, we cannot independently verify their accuracy, and our involvement is limited to assisting in expediting the retrieval of this information.
-------------------------------------------------------------------------------

                       PO Box 3100 Carson City, NV 89702
                                 (702) 884-0490

                        CAPITAL DOCUMENT SERVICES, INC.

Date                : FEBRUARY 9, 1999                                    PAGE 1

Subject             : COAST WEST, INC.

Jurisdiction        : CLARK CO., NV (LAS VEGAS)

Type of Search      : UCC

Searched Through    : JANUARY 14, 1999

--------------------------------------------------------------------------------
File Date    File Number  Type of Filing      Reference
--------------------------------------------------------------------------------

THROUGH OUR CORRESPONDENT, A SEARCH OF THE UCC RECORDS HAS BEEN MADE REGARDING
THE ABOVE-NAMED DEBTOR. THIS SEARCH INDICATES THAT THERE ARE OUTSTANDING FILINGS
OF RECORD IN THIS SPECIFIC JURISDICTION.

JAN 30, 1996 BK 960130    DEED                American Bank National Association
             I 00398                          St. Paul, MN

PURSUANT TO INSTRUCTIONS RECEIVED, WE HAVE PROVIDED ONLY FIRST FIVE PAGES AND
LAST PAGE OF ABOVE DEED DOCUMENT

JAN 30, 1996 BK 960130    UCC-1               American Bank National Association
             I 00400                          St. Paul, MN


--------------------------------------------------------------------------------
CAPITOL DOCUMENT SERVICES, INC. makes no representations, warranties or guaranties as to the accuracy or completeness of this report. Because the records are public information maintained by government officials, we cannot independently verify their accuracy, and our involvement is limited to assisting in expediting the retrieval of this information.
--------------------------------------------------------------------------------

                       PO Box 3100 Carson City, NV 89702
                                 (702) 884-0490

                                 SCHEDULE 6.10

                             EXISTING INDEBTEDNESS

     See UCC search results for each of Coast Hotels and Casinos, Inc., Coast Resorts, Inc. and Coast West, Inc. as described in Schedule 6.9.

                                 SCHEDULE 6.16

                              EXISTING INVESTMENTS

None.

                                    EXHIBIT A

                              ASSIGNMENT AGREEMENT


                THIS ASSIGNMENT AGREEMENT ("Agreement") dated as of ______________, _______is made with reference to that certain Loan Agreement dated as of March 18, 1999 (as amended from time to time, the "Loan Agreement") by and among Coast Hotels and Casinos, Inc., a Nevada corporation ("Borrower"), the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent, and is entered into between the "Assignor" described below, in its capacity as a Lender under the Loan Agreement, and the "Assignee" described below.

                Assignor and Assignee hereby represent, warrant and agree as follows:

                1. Definitions. Capitalized terms defined in the Loan Agreement are used herein with the meanings set forth for such terms in the Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

        "Assignee" means ________________________.

        "Assigned Pro Rata Share" means ______________% of the Commitment of the Lenders under the Loan Agreement which equals $________________as of the date hereof.

        "Assignor" means ________________________.

        "Effective Date" means ____________________, ______, the effective date of this Agreement determined in accordance with Section 11.8 of the Loan Agreement.

                2. Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:

                        a. As of the date hereof, the Pro Rata Share of the Assignor is _____% of the Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro Rata Share and the Assigned Pro Rata Share is free and clear of any adverse claim.

                        b. As of the date hereof, the outstanding principal balance of Advances made by the Assignor under the Assignor's Note is $________.

                        c. The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this

Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

                        d. This Agreement constitutes the legal, valid and binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Loan Agreement or any Loan Document other than as expressly set forth above.

                3. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

                (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

                (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

                (c) The Assignee has independently and without reliance upon the Administrative Agent or Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

                (d) The Assignee has received copies of such of the Loan Documents delivered pursuant to Section 8.1 of the Loan Agreement as it has requested, together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Loan Agreement;

                (e) The Assignee will perform in accordance with their respective terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and

                (f)     The Assignee is an Eligible Assignee.

                4. Assignment. On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement, the other Loan Documents and the Assignor's Note to the extent of the Assigned Pro Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. Assignee acknowledges that the foregoing assignment is subject to the approval of Administrative Agent and may be subject to the approval of the Borrower pursuant to the Loan Agreement. As of the Effective Date, the Assignee shall have the rights and obligations of a "Lender" under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in Section 5 hereof. Assignee hereby appoints and authorizes the Administrative Agent to take such action and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the Loan Agreement.

                5. Payment. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro Rata Share, as agreed between the Assignor and the Assignee pursuant to a letter agreement of even date herewith. Such letter agreement also sets forth the agreement between the Assignor and the Assignee with respect to the amount of interest, fees, and other payments with respect to the Assigned Pro Rata Share which are to be retained by the Assignor.

                The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Notes or any other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

                6. Principal, Interest, Fees, etc. Any principal that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and the Note shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

                7. Notes. The Assignor and the Assignee shall make appropriate arrangements with Borrower concurrently with the execution and delivery hereof so that a replacement Note is issued to the Assignor and a new
Note is issued to the Assignee, in each case in principal amounts reflecting their Pro Rata Shares of the Commitment or their outstanding Advances (as adjusted pursuant to this Agreement).

                8. Further Assurances. Concurrently with the execution of this Agreement, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Administrative Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transac tions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Request for Registration, to the Administrative Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 11.8 of the Loan Agreement.

                9. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LOCAL LAWS OF THE STATE OF CALIFORNIA. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA.

                10. Notices. All communications among the parties or notices in connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

                11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations under this Agreement without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void. Nothing contained in this Section shall restrict the assignment by Assignee of its rights under the Loan Documents following the Effective Date.

                12. Interpretation. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.



"Assignor""                             "Assignee"

------------------------------          ------------------------------


By:                                     By:
   ---------------------------             ---------------------------

Title:                                  Title:
      ------------------------                ------------------------


Address:                                Address:

------------------------------          ------------------------------

------------------------------          ------------------------------

------------------------------          ------------------------------

Telecopier:                             Telecopier:
           -------------------                     -------------------
Telephone:                              Telephone:
          --------------------                    --------------------

                        Exhibit A to Assignment Agreement

                            REQUEST FOR REGISTRATION

To: Bank of America National Trust and Savings Association, as Administrative Agent, and Coast Hotels and Casinos, Inc.


                THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Assignment Agreement with reference to that certain Amended and Restated Loan Agreement of even date herewith by and among Coast Hotels and Casinos, Inc., a Nevada corporation ("Borrower"), the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent (as amended as of the date hereof, the "Loan Agreement").

                The Assignor and Assignee described below hereby request that Administrative Agent register the Assignee as a Lender pursuant to Section 11.8 of the Loan Agreement effective as of the Effective Date described in the Assignment Agreement.

                The Assignor and Assignee hereby jointly request that Administrative Agent cause Borrower to issue a replacement Note, dated as of the Effective Date, pursuant to Section 11.8 of the Loan Agreement in favor of Assignor in the principal amount of the remainder of its Pro Rata Share of the Commitment and a new Note in favor of the Assignee in the amount of the Assigned Pro Rata Share.

                The Assignee is concurrently making payment of the $3,500 fee payable to the Administrative Agent pursuant to Section 11.8 of the Loan Agreement.

                IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of even date with the enclosed Assignment Agreement.



"Assignor""                             "Assignee"

------------------------------          ------------------------------


By:                                     By:
   ---------------------------             ---------------------------

Title:                                  Title:
      ------------------------                ------------------------

                  CONSENT OF ADMINISTRATIVE AGENT AND BORROWER

                   [When Required Pursuant to Loan Agreement]


TO: The Assignor and Assignee referred to in the above Request for Registration

        When countersigned by both Borrower and Administrative Agent below, this document shall certify that:

        1. Borrower has consented, pursuant to the terms of the Loan Documents, to the assignment by the Assignor to the Assignee of the Assigned Pro Rata Share.

        2. Administrative Agent has registered the Assignee as a Lender under the Loan Agreement, effective as of the Effective Date described above, with a Pro Rata Share of the Commitment corresponding to the Assigned Pro Rata Share and has adjusted the registered Pro Rata Share of the Commitment of the Assignor to reflect the assignment of the Assigned Pro Rata Share.

Approved:

Coast Hotels and Casinos, Inc.,         Bank of America National Trust and
a Nevada corporation                    Savings Association, as Administrative
                                        Agent


By:                                     By:
   -----------------------------           -----------------------------

Its:                                    Its:
    ----------------------------            ----------------------------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS ADMINISTRATIVE AGENT

                This Compliance Certificate is delivered with reference to the Loan Agreement dated as of March 18, 1999, by and among Coast Hotels and Casinos, Inc., as Borrower (the "Borrower"), the Lenders referred to therein, and Bank of America National Trust and Savings Association, as Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined for them in the Loan Agreement. Section references herein relate to the Loan Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Certificate, and the manner of calculation required by the Loan Agreement, the terms of the Loan Agreement shall govern and control.

                This Certificate is delivered in accordance with Section 7.2 of the Loan Agreement by a Senior Officer of Borrower. This Certificate is delivered with respect to the Fiscal Quarter (the "Test Fiscal Quarter") ended ______________, _____ (the "Test Date"). Computations indicating compliance with respect to the covenants contained in Sections 6.12, 6.13, 6.14 and 6.15 of the Loan Agreement are set forth below:


I. SECTION 6.12 - SENIOR LEVERAGE RATIO. As of the Test Date, the Senior Leverage Ratio was ________: 1.00.


The Senior Leverage Ratio was computed as follows:

(a) the average principal amount of the outstanding Total Debt as of the last day of each of the three constituent calendar months in the Test Fiscal Quarter

           Month One                      $______________
           Month Two                      $______________
           Month Three                    $______________
           Average Total Debt             $______________

           minus Subordinated Obligations

           Month One                      $______________
           Month Two                      $______________
           Month Three                    $______________
           Average Subordinated
               Obligations                $______________

equals Average Senior Debt                $______________
           divided by                                            $______________

(b) EBITDA for the four Fiscal Quarter
period ending on the Test Date                                   $______________

equals Senior Leverage Ratio [(a)/(b)]                           ____: 1.00


EBITDA - Calculation

        In the calculation of EBITDA, for each of the first three full Fiscal Quarters following the Opening, operating results of the New Project will be annualized on a straight line basis. EBITDA for the four Fiscal Quarter period ending on the Test Date (the "Test Period") was calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles:

           (a) Net Income for the Test Period                                                $_______________

           plus (b) any extraordinary loss reflected in such Net Income,                     $_______________

           minus (c) any extraordinary gain reflected in such Net Income,                    $_______________

           plus (d) Interest Expense for the Test Period (to the extent
           deducted in the determination of Net Income for the Period),                      $_______________

           plus (e) the aggregate amount, if any, of federal and state taxes on or measured by income of Coast Resorts and its Subsidiaries for the
           Test Period (whether or not payable during the Test Period and to the extent deducted in the determination of Net Income for the
           Test Fiscal Period),                                                              $________________

           plus (f) depreciation, amortization and all other non-cash expenses for the Test Period (including all non-cash rent expense and to the extent deducted in the determination of Net Income for
           the Test Period),                                                                 $________________

           plus (g) expenses classified as "pre-opening expenses" on the applicable financial statements of Coast Resorts or its Subsidiaries for the Test Period (to the extent deducted in the
           determination of Net Income for the Test Period)                                  $________________

                     equals EBITDA [(a)+(b)-(c)+(d)+(e)+(f)+(g)]                             $________________
                     -------------

II. SECTION 6.13 - TOTAL LEVERAGE RATIO. As of the Test Date, the Total Leverage Ratio was ________: 1.00.


The Total Leverage Ratio was computed as follows:

(a) the average principal amount of the outstanding Total Debt as of the last day of each of the three constituent calendar months
in the Test Fiscal Quarter (as set forth in I above)                                         $_______________

           divided by

(b) EBITDA for the four Fiscal Quarter period
ending on the Test Date                                                                      $_______________

equals Total Leverage Ratio [(a)/(b)]                                                        ____: 1.00

III.    SECTION 6.14 - FIXED CHARGE COVERAGE RATIO. As of the Test Date, the
Fixed Charge Coverage Ratio was ________: 1.00.

Minimum Ratio Permitted                             1.25:1.00

The Fixed Charge Coverage Ratio was computed as follows:

(a) EBITDA for the four Fiscal Quarter period ending on the Test Date                        $_______________

           divided by (b) the sum of:

                     (i) required payment of principal and interest and
                     mandatory prepayments to the extent made in Cash by Coast
                     Resorts and its Subsidiaries with respect to Indebtedness
                     (other than mandatory prepayments made with respect to the
                     Obligations) during such four Fiscal Quarter period,                    $_______________

                     plus (ii) Maintenance Capital Expenditures made during such four Fiscal Quarter period (other than those which are
                     financed pursuant to Section 6.10(c) of the Loan Agreement),            $_______________

                     plus (iii) taxes paid or payable in cash with respect to
                     income of Coast Resorts and its Subsidiaries for such four
                     Fiscal Quarter period (including any Permitted Tax
                     Distributions),                                                         $_______________

                     plus (iv) Distributions made during such four Fiscal
                     Quarter period pursuant to Section 6.6(d) of the Loan
                     Agreement,                                                              $_______________


           equals Fixed Charge Coverage Ratio [(a)/(b)]                                      ____: 1.00

IV.     SECTION 6.15 - CAPITAL EXPENDITURES.

        A. Borrower has not made, or become legally obligated to make, any Capital Expenditure except as permitted under subsections (a) through (e), inclusive, of Section 6.15.

        B. If the Test Date is before the Opening: As of the Test Date, the aggregate amount of Maintenance Capital Expenditures made pursuant to Section 6.15(a) of the Loan Agreement during the Fiscal Year in which the Test Date occurs is $___________.

                Maximum Permitted:                $15,000,000 in any Fiscal Year

           C. If the Test Date is after the Opening: As of the Test Date, the aggregate amount of Maintenance Capital Expenditures made pursuant to Section 6.15(a) of the Loan Agreement during the Fiscal Year in which the Test Date occurs is $___________.

                Maximum Permitted:                $22,000,000 in any Fiscal Year


        D. As of the Test Date, the aggregate amount of Capital Expenditures made pursuant to Section 6.15(b) of the Loan Agreement is $___________________ and, when aggregated with the outstanding amount of any Acquisitions and Investments made pursuant to Section 6.16(i) of the Loan Agreement, is $____________________.

                Maximum Permitted:  $40,000,000, increasing after the Opening to
                                    $100,000,000

        E. If the Test Date is after an increase in the Commitment to an amount of at least $175,000,000: As of the Test Date, the aggregate amount of Capital Expenditures made for the development of the New Project (excluding capitalized interest) pursuant to Section 6.15(c), is $___________.

                Maximum Permitted:                                 $150,000,000

        F. If the Test Date is after an increase in the Commitment to an amount of at least $175,000,000: As of the Test Date, the aggregate amount of Capital Expenditures expressly permitted by the first sentence of Section 5.13 of the Loan Agreement is $_______________.


                Maximum Permitted:              $_______________.
                                                (fill in the Net Cash Proceeds
                                                from the Disposition of the
                                                Barbary Coast that are used in
                                                accordance with the first
                                                sentence of Section 5.13 of the
                                                Loan Agreement)

        G. If the Test Date is after an increase in the Commitment to an amount of at least $175,000,000: As of the Test Date, the aggregate amount of Capital Expenditures other than those expressly permitted in accordance with the first sentence of Section 5.13 of the Loan Agreement is $_________________

                Maximum Permitted:              $__________________
                                                (fill in the Net Cash Proceeds
                                                from the Disposition of the
                                                Barbary Coast that are NOT used
                                                or to be used in the first
                                                sentence of Section 5.13 of the
                                                Loan Agreement)


V. A review of the activities of Borrower during the Test Fiscal Quarter has been made under the supervision of the undersigned with a view to determining whether during the Test Fiscal Quarter Borrower performed and observed all of its obligations under the Loan Agreement and the Notes. To the best knowledge of the undersigned, during the Test Fiscal Quarter, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower has taken (or caused to be taken) or proposes to take (or cause to be taken) the following actions (if none, so state).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

VI. The undersigned Senior Officer of Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Borrower and that each and every matter contained herein correctly reflects those books and records.

Dated:  _______________, ______

                                        COAST HOTELS AND CASINOS, INC.


                                        By:
                                           -------------------------------------

                                           -------------------------------------
                                           Printed Name and Title

                                    EXHIBIT C

                                      NOTE


$75,000,000                                                       March 18, 1999
                                                         Los Angeles, California

                FOR VALUE RECEIVED, the undersigned promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Lender"), the principal amount of SEVENTY FIVE MILLION DOLLARS ($75,000,000) or such lesser aggregate amount of Advances as may be made by the Lender with respect to the Commitment under the Loan Agreement referred to below, together with interest on the principal amount of each Advance made hereunder and remaining unpaid from time to time from the date of each such Advance until the date of payment in full, payable as hereinafter set forth.

                Reference is made to the Loan Agreement dated as of March 18, 1999, by and among the undersigned, as Borrower, and Bank of America National Trust and Savings Association, as Administrative Agent and sole initial Lender (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

                Interest shall be payable on the outstanding daily unpaid principal amount of Advances from the date of each such Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Law.

                Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m., California local time, on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

                The Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to this Note, and such record shall, be presumptive evidence of the amounts owing under this Note.

                The undersigned hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

                The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

                This Note shall be delivered to and accepted by the Lender in the State of Nevada, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.


                                        COAST HOTELS AND CASINOS , INC.,
                                        a Nevada corporation

                                        By:
                                           -------------------------------------
                                        Gage Parrish, Vice President and Chief
                                        Financial Officer

                       SCHEDULE OF COMMITTED ADVANCES AND
                              PAYMENTS OF PRINCIPAL



          Amount                Amount of     Unpaid
            of      Interest    Principal    Principal      Notation
Date     Advance     Period       Paid        Balance       Made by
----     -------    --------    ---------    ---------      ---------

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

                                    EXHIBIT D

                          REQUEST FOR LETTER OF CREDIT


        This Request for Letter of Credit is executed and delivered by the undersigned Borrower with reference to the Loan Agreement (as amended, modified or extended, the "Loan Agreement") dated as of ________, 1999 by and among Borrower, the Lenders therein named and Bank of America National Trust and Savings Association, as Administrative Agent and Issuing Lender. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Loan Agreement.

        The undersigned Borrower hereby requests that the Issuing Lender issue a Letter of Credit pursuant to the Loan Agreement as follows:


        AMOUNT OF REQUESTED LETTER OF CREDIT: _____________

        DATE OF REQUESTED LETTER OF CREDIT: ________________

        TENOR OF LETTER OF CREDIT: _________________

In connection with the request, the undersigned Borrower certifies that:

                (a) Except as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 of the Loan Agreement (other than the representations set forth in Sections 4.4, 4.10 and 4.17) shall be true and correct on the date of such Advance as though made on that date;

                (b) There is not any pending or threatened action, suit, proceeding or investigation affecting Borrower or any of its Subsidiaries before any Governmental Agency that constitutes a Material Adverse Effect; and

                (c) The Loan requested herein will not cause Borrower to violate the terms of the Indenture dated as of _______, 1999, among Borrower, Coast Resorts, Inc., as Guarantor, and Firstar Bank of Minnesota, N.A., as Trustee, including without limitation Section [__] thereof.

        This Request for Letter of Credit is executed on __________, _____, by a Responsible Official of the undersigned Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                        COAST HOTELS AND CASINOS, INC.,
                                        a Nevada corporation


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                    EXHIBIT E

                                REQUEST FOR LOAN


                1. This Request for Loan is executed and delivered by Coast Hotels and Casinos, Inc., a Nevada corporation ("Borrower"), to Bank of America National Trust and Savings Association, as Administrative Agent, pursuant to the Loan Agreement (as amended, modified or extended, the "Loan Agreement") dated as of March 18, 1999, among Borrower, the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Loan Agreement.

                2. Borrower hereby requests that the Lenders make a Loan pursuant to the Loan Agreement as follows:

                        a.      AMOUNT OF REQUESTED LOAN: $______________

                        b.      DATE OF REQUESTED LOAN: _________________

                        c.      TYPE OF REQUESTED LOAN (Check one box only):

                                [ ]     BASE RATE

                                [ ]     LIBOR, FOR AN INTEREST PERIOD OF

                                        ------------------

                3.      In connection with the request, Borrower certifies that:

                        a. Except as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 of the Loan Agreement (other than the representations set forth in Sections 4.4, 4.10 and 4.17) shall be true and correct on the date of such Advance as though made on that date;

                        b. There is not any pending or threatened action, suit, proceeding or investigation affecting Borrower or any of its Subsidiaries before any Governmental Agency may reasonably be expected to have a Material Adverse Effect; and

                        c. The Loan requested herein will not cause Borrower to violate the terms of the Indenture dated as of March 23, 1999, among Borrower, Coast Resorts, Inc., as Guarantor, and Firstar Bank of Minnesota, N.A., as Trustee, including without limitation Section 4.07(a)(i) thereof.

                4. This Request for Loan is executed on __________, _____, by a Responsible Official of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                        COAST HOTELS AND CASINOS, INC.,
                                        a Nevada corporation



                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------



                                      -2-